UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Fuel Tech, Inc.
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FUEL TECH, INC.

27601 Bella Vista Parkway

Warrenville, Illinois 60555

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held May 24, 2012

To the Stockholders of Fuel Tech, Inc.:

The annual meeting of stockholders of Fuel Tech, Inc., a Delaware corporation (Fuel Tech), will be held Thursday, May 24, 2012, at 10:00 a.m. local time at the offices of Fuel Tech, Inc., 27601 Bella Vista Parkway, Warrenville, Illinois 60555 (Annual Meeting), to consider and vote on the following items, each of which is explained in the attached proxy statement (Proxy Statement). We have enclosed a proxy card or a voting instruction form for your use in voting.

1.  To elect eight directors;

2.  To ratify the appointment of McGladrey & Pullen, LLP as Fuel Tech’s independent registered public accounting firm;

3.  To conduct an advisory vote on executive compensation; and

4.  To transact any other business that may properly come before the meeting or at any adjournment thereof.

Only stockholders of record at the close of business on March 27, 2012 are entitled to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available before the meeting for examination by any stockholder, for any purpose relevant to the meeting, during ordinary business hours at 27601 Bella Vista Parkway, Warrenville, Illinois 60555. That list will also be available for inspection at the Annual Meeting.

Fuel Tech’s Annual Report on Form 10-K for the year ended December 31, 2011 is enclosed with this Notice of Annual Meeting and Proxy Statement.

FUEL TECH, INC.

Albert G. Grigonis

Secretary

April 11, 2012

IMPORTANT

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

For Internet or telephone voting, please refer to the instructions on the proxy card or voting instruction form.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Annual Meeting to be Held on May 24, 2012. Fuel Tech’s Proxy Statement and Annual Report to Stockholders are available at: http://bnymellon.mobular.net/bnymellon/ftek.

This Proxy Statement contains “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect Fuel Tech’s current expectations regarding future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Fuel Tech has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “plan,” “expect,” “estimate,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to Fuel Tech and are subject to various risks, uncertainties, and other factors, including, but not limited to, those discussed in Fuel Tech’s Annual Report on Form 10-K in Item 1A under the caption “Risk Factors,” which could cause Fuel Tech’s actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Fuel Tech undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s filings with the Securities and Exchange Commission.

FUEL TECH, INC.

Proxy Statement

FUEL TECH ANNUAL MEETING

The Meeting

The Board of Directors (“Board”) of Fuel Tech, Inc., a Delaware corporation (Fuel Tech), is soliciting your votes on the enclosed form of proxy. The proxy is for use in voting your Fuel Tech shares at the 2012 annual meeting of stockholders (Annual Meeting). Any one of the persons you appoint on the form of proxy will be your representative to vote your shares at the Annual Meeting according to your instructions. The Annual Meeting will be at the offices of Fuel Tech, 27601 Bella Vista Parkway, Warrenville, Illinois 60555 on Thursday, May 24, 2012, at 10:00 a.m. local time. The proxy may also be used at an adjournment of the Annual Meeting.

Shares Eligible to Vote; Quorum

The record date for the Annual Meeting is March 27, 2012. You may vote at the Annual Meeting in person or by a proxy, but only if you were a stockholder of Fuel Tech common stock (Common Stock) at the close of business on the record date. At the record date, according to the records of Computershare Shareowner Services LLC (Computershare), Fuel Tech’s transfer agent, Fuel Tech had 23,403,856 shares of Common Stock outstanding, which represents the total number of shares of Common Stock that stockholders may vote at the Annual Meeting. You may cast one vote for each share you hold. You may also vote via telephone or the Internet according to the instructions on the proxy card or the voting instruction form enclosed. Stockholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the Annual Meeting. You may revoke a proxy by delivering a signed statement to Fuel Tech’s Corporate Secretary at or prior to the Annual Meeting or by timely executing and delivering, by mail, Internet, telephone, or in person at the Annual Meeting, another proxy dated as of a later date.

The quorum for the Annual Meeting, i.e., the number of shares of Common Stock that must be present in order to have a legally constituted meeting of stockholders, is one-third of the number of shares of Common Stock entitled to vote, or 7,801,286 shares of Common Stock.

The Form of Proxy; Revocability; Voting

You may appoint a proxy, or representative, at the Annual Meeting other than the persons named in Fuel Tech’s enclosed form of proxy. If you do wish to appoint some other person, who need not be a stockholder, you may do so by completing another form of proxy for use at the Annual Meeting. Completed forms of proxy should be mailed promptly to Computershare in the enclosed return envelope.

You may revoke your proxy at any time before it is voted, including at the Annual Meeting. If you sign and send a proxy to Computershare, or send a proxy by the Internet or telephonically, and do not revoke it, the proxy holders will vote the shares of Common Stock it represents at the Annual Meeting in accordance with your instructions. Abstentions and broker non-votes are counted as present in determining whether there is a quorum, but are not counted in the calculation of the vote. If the proxy is signed and returned without specifying choices, the shares of Common Stock will be voted in favor of each item on the agenda in accordance with the recommendations of the Board.

Proxy Solicitation; Distribution

Directors and executive officers of Fuel Tech may solicit stockholders’ proxies by mail, telephone or facsimile. Fuel Tech will bear the cost of proxy solicitation, if any.

Fuel Tech first distributed this Proxy Statement and the accompanying Annual Report to Stockholders on or about April 15, 2012.

AGENDA ITEM NO. 1 ELECTION OF DIRECTORS

The Nominees

We are asking you to vote for the election of eight nominees as directors of Fuel Tech. One director seat is vacant. The nominees were recommended by the Compensation and Nominating Committee of the Board. The term of office of each director is until the next annual meeting or until a successor is duly elected or if before then a director resigns, retires or is removed by the stockholders. The nominees are Douglas G. Bailey, Miguel Espinosa, W. Grant Gregory, Charles W. Grinnell, Thomas L. Jones, George F. MacCormack, Thomas S. Shaw, Jr., and Delbert L. Williamson.

In the opinion of the Board, with the exception of Mr. Bailey, all director nominees satisfy the independence requirements of NASD Rule 5605(a)(2). Detail concerning directors’ compensation is set out below under the captions “Executive Compensation” and “Directors Compensation.” The following table sets forth certain additional information with respect to the nominees.

Name	Age	Director Since
Douglas G. Bailey	62	1998
Miguel Espinosa	71	2002
W. Grant Gregory	71	2011
Charles W. Grinnell	75	1989
Thomas L. Jones	60	2005
George F. MacCormack	68	2011
Thomas S. Shaw, Jr.	64	2001
Delbert L. Williamson	73	2008

Each of the nominees identified above, all of whom are currently serving on the Board, are the nominees of the full Board for election as directors at the Annual Meeting, and were recommended unanimously by the Compensation and Nominating Committee. Biographical information, including qualifications, regarding each of the nominees is set forth below.

Availability

The nominees have all consented to stand for election and to serve, if elected. Should one or more of these nominees become unavailable or decline to accept election, votes will be cast for a substitute nominee, if any, designated by the Board on recommendation of the Nominating and Corporate Governance Committee. If no substitute nominee is designated prior to the Annual Meeting, the individuals named as proxies on the enclosed proxy card will exercise their discretion in voting the shares of Common Stock that they represent. That discretion may also include reducing the size of the Board and not electing a substitute.

Plurality Voting

A motion will be made at the Annual Meeting for the election as directors of the eight nominees. Under Delaware law and Fuel Tech’s By-Laws, a vote for a plurality of the shares of Common Stock voting is required for the election of directors. Under plurality voting, directors who receive the most “for” votes are elected; there is no “against” option, and votes that are “withheld” or simply not cast are disregarded in the count. If a nominee receives a plurality of votes but does not, however, receive a majority of votes, that fact will be considered by the Nominating and Corporate Governance Committee in any future decision on nominations.

The affirmative vote of a plurality of the votes cast is required for the election of directors. The Board recommends a vote FOR each of the nominees.

DIRECTORS AND EXECUTIVE OFFICERS OF FUEL TECH

Biographical information is presented below concerning Fuel Tech’s directors and the “Named Executive Officers” (or NEOs) as described below. Messrs. V.J. Arnone, D.G. Bailey, D.S. Collins and R.E. Puissant are the Executive Officers of the Company. Each of the Company’s Executive Officers is also a NEO with information about each of them provided below in the NEO section.

Directors

Douglas G. Bailey has been President and Chief Executive Officer of Fuel Tech since April 2010, Chairman of the Board of Fuel Tech since January 2010, director of Fuel Tech since April 1998 and was Deputy Chairman from 2002 through December 2009. He also previously served as an employee of Fuel Tech from January 1, 2004 through December 31, 2009. Mr. Bailey has been the President of American Bailey Corporation (ABC), a closely held private equity firm, since 1984 and its Chief Executive Officer (CEO) since 1996.

Mr. Bailey, as President and Chief Executive Officer of Fuel Tech, has management responsibility for the strategic, operational and management performance of the Company. His responsibility for running Fuel Tech, with both U.S. and international operations, gives Mr. Bailey front-line exposure to many of the issues facing U.S. public companies, particularly on the strategic, operational, financial, human resource, corporate governance, and compliance fronts. Mr. Bailey’s ongoing experience informs his judgment and participation as a member of Fuel Tech’s Board. His early career began as an engineer with Foster-Miller, Inc. and at Corning, Inc., in a variety of manufacturing and marketing positions. During his subsequent business career, following the founding of ABC, Mr. Bailey, in addition to being ABC’s CEO, served as the CEO of a number of its affiliated companies, including Kokomo Spring Company, Inc., DieselCast France, SA, and Atlantis Components, Inc., bringing to the Fuel Tech Board management ability at senior and executive management levels in a variety of industrial markets. Over the span of 30 years, Mr. Bailey has provided board service to a number of other companies including, since 2001, serving as a director and chairman of the compensation committee for Endocyte, Inc., a public biotechnology company, and previous service on the audit committee and as chairman of the compensation committee for Atlantis Components, Inc., which gives him a broad based understanding of the role of a board of directors and its committees, and positions him well to serve as Fuel Tech’s Chairman of the Board.

Miguel Espinosa has been a director of Fuel Tech since 2002, and has been President and Chief Executive Officer of The Riverview Group, LLC, a financial consulting company, since 2001. He is a retired Treasurer of Conoco Inc. He was a member of the Board of Directors of the Electric Reliability Council of Texas from 2003 to 2011, serving as Vice Chair of the Finance and Audit Committee and as a member of its Nominating Committee.

Miguel Espinosa brings to the Board senior and executive management finance operations experience acquired over a 35 year career with Conoco Inc., a Fortune 25 integrated petroleum company with worldwide operations. His career there covered a span of different assignments in Conoco’s U.S. and international operations with ever increasing responsibilities including as Treasurer for European Operations, Assistant Treasurer, and, ultimately, as Treasurer for that company. These senior and executive management positions provided Mr. Espinosa experience in a variety of U.S. and international business operation contexts including dealing with accounting principles and financial reporting rules and regulations, evaluating financial results, and raising in excess of $10 billion in capital while also maintaining operational responsibility for a large number of financial professionals worldwide. The depth and breadth of Mr. Espinosa’s experiential exposure to complex financial and accounting matters makes him a skilled advisor for Fuel Tech’s Board. In addition, Mr. Espinosa brings corporate governance skills beyond the finance area through his service for the Board of Directors of the Electric Reliability Council of Texas as Vice Chair of its Finance and Audit Committee and as a member of its Nominating Committee.

W. Grant Gregory was elected to the Board in August 2011, and has been Senior Advisor for Cerberus Capital Management, L.P. since January 2012 and was Vice Chairman of that firm from 2005 to 2011. He also has served as Chairman of Gregory & Hoenemeyer, Inc., a merchant banking firm, since 1988. Mr. Gregory retired as chairman of the board after completing 24 years with Touche Ross & Co., now Deloitte & Touche. In that role, he led global teams in a wide range of industries and countries while servicing the firm’s 100 largest clients. He played a leadership role in the opening of the firm’s first office in the PRC in Beijing and served as an Advisor to the Ministry of Finance for the early Joint Ventures, where he was instrumental in creating the first U.S. Financial Reporting and Accounting courses. Mr. Gregory graduated with distinction from the University of Nebraska, where he was later awarded an Honorary Doctorate of Humane Letters, as well as The Builder Award, the University’s highest non-academic recognition. He has completed advanced management courses at Harvard University’s Graduate School of Business, at New York University, and attended the Air Force War College.

As an authority on corporate governance, audit committees and compensation committees, as well as on mergers and acquisitions and tax policy, Mr. Gregory has served successfully in numerous leadership roles as chairman of the board, CEO, merchant banker and director of public, private and non-profit corporations. His extensive experience, coupled with his knowledge of the China markets, provides the Board an expanded knowledge base that can benefit the Board in its deliberations.

Charles W. Grinnell an attorney who practices tax and business law in Stamford, Connecticut, has been a director of Fuel Tech since September 1989. Prior to his retirement from employment with Fuel Tech on January 31, 2009, Mr. Grinnell served as Vice President, Legal Affairs of Fuel Tech from December 2008, and as Vice President, General Counsel and Corporate Secretary of Fuel Tech since 1986. Mr. Grinnell, was also a director and Vice President, General Counsel and Corporate Secretary of Clean Diesel Technologies, Inc., a specialty chemical and energy technology company from 1994 until October 2010.

Mr. Grinnell brings to the Board 44 years of corporate experience for both private and public, and small to large energy and energy technology companies in the tax and legal aspects of finance, accounting rules and conventions, commercial transactions, merger and acquisition activities, corporate governance, executive compensation, human resource matters, intellectual property licensing, environmental regulation, and litigation, all of which experience informs his judgment and participation as a Fuel Tech director. In addition, Mr. Grinnell has been associated with Fuel Tech since 1986. This association provides an institutional memory which is advantageous to the directors as a group.

Thomas L. Jones has been a director of Fuel Tech since 2005, and has been a Managing Director of Alvarez & Marsal Holdings LLC, a global performance improvement, turnaround management and business consulting firm, since October 2008; previously he had been Managing Director of Trinsum Group since September 2006; a Senior Advisor at Credit Suisse First Boston since 2003 and Managing Director in the Telecommunications Group of that company since 2000. Prior to those positions, Mr. Jones had been a Managing Director at Salomon Smith Barney and J.P. Morgan & Co., Inc.

Mr. Jones brings to the Fuel Tech Board over 30 years of experience in investment banking and mergers and acquisitions. He began his career in 1977 in corporate finance and throughout his career in his various positions and assignments had responsibilities related to a variety of industries including high tech, telecommunications, media and aerospace defense. Mr. Jones’ positions have provided him with knowledge in dealing with complex financial and operational issues, accounting, financial reporting rules and regulations, and evaluating financial results and performance/risk business models pertaining to a number of business firms both in the U.S. and abroad. This experience makes Mr. Jones a valued advisor to Fuel Tech’s Board as it considers various strategies and operational issues related to growing the Company.

George F. MacCormack was elected to the Board in August 2011. Mr. MacCormack is a retired Group Vice President, Dupont Wilmington, Delaware, a position he held from 1999 through 2003. He was previously Vice President and General Manager (1998), White Pigments & Mineral Products Strategic Business Unit and Vice President and General Manager (1995), Specialty Chemicals Strategic Business Unit for Dupont. Mr. MacCormack also serves as a director of Pepco Holdings, Inc. a position he has held since August 2002. He was previously a director of Conectiv Energy from 2000 until it merged with Pepco on August 1, 2002.

Mr. MacCormack’s qualifications include his insights as a former senior officer who held leadership roles over his career in technology, manufacturing, sales, business and mergers and acquisitions in a large publicly held corporation. As Group Vice President, Mr. MacCormack had corporate oversight responsibility for 12,000 employees and a $6 billion revenue portfolio of capital and energy intensive global Strategic Business Units. He also had oversight and governance responsibility as Chairman/Vice Chairman of the board for several major joint ventures with international partners. Over the last 12 years of his Dupont career, Mr. MacCormack was the lead executive on the successful divestiture of several significant chemical businesses. His broad experience in many different businesses, countries, technologies and cultures should provide perspectives and insights to support the success of Fuel Tech.

Thomas S. Shaw, Jr. has been a director of Fuel Tech since 2001 and Lead Director since February 2011. In September 2010 Mr. Shaw was elected to serve as Vice Chairman and as a member of the compensation committee of the Board of Trustees of Wilmington University; in addition to continuing as a Trustee, Treasurer and Chairman of the Finance and Audit Committee of Wilmington University. In June 2010 he was appointed to the Delaware Board of Pension Trustees for a term of four years. Mr. Shaw retired in September 2007 from his position as Executive Vice President and Chief Operating Officer of Pepco Holdings, Inc.

With 36 years of managerial experience in the utility industry with Pepco Holdings, Inc. and two of its predecessor companies — Delmarva Power and Conectiv, Mr. Shaw brings to the Fuel Tech Board demonstrated managerial experience at senior and executive levels that includes over 30 years of responsibility for the management, operation, maintenance, engineering and construction of fossil fueled electricity generating plants and their related equipment. He held a variety of positions with the Pepco companies including Power Plant Engineer, Plant Superintendent/Manager, General Manager of Production, Vice President of Production, and President and Chief Operating Officer. Mr. Shaw’s experiential base provides Fuel Tech’s Board with a broad based viewpoint from a utility customer perspective. In addition, during the last 17 years of his career, Mr. Shaw was also responsible for the management and oversight of numerous unregulated, non-utility businesses, including serving as the initial President of Conectiv Energy, the power generation and trading subsidiary of Pepco Holdings, Inc. This business experience has provided Mr. Shaw insights into the operational requirements of a large company and more specifically, a utility, in an array of areas including finance, commercial transactions, corporate governance, executive compensation, human resource matters, merger and acquisition activities, and environmental regulations, all of which makes him a skilled advisor to the Fuel Tech Board.

Delbert L. Williamson has been a director of Fuel Tech since 2008. Mr. Williamson retired in 2004 as President, Global Commercial Operations, GE Energy, Inc. (GE Energy). Prior thereto he held a number of executive positions at General Electric Company (GE), his employer for 45 years. He also served as a consultant to Black and Veatch, Inc. from January to August 2011.

During his career with GE, Mr. Williamson held numerous marketing, sales, strategy development and senior general management and executive positions in that company’s Energy Infrastructure, Specialty Materials, and International operations. As President, Commercial Operations of GE Energy, Mr. Williamson was responsible for an organization of 1900 employees worldwide with an annual revenue budget of $25 billion whose business focused on the construction and services associated with power generation equipment projects ranging from nuclear, fossil, solar to wind. As an officer of GE, Mr. Williamson dealt directly with executives throughout the global energy industry and the international banking community, and the governments of many countries including the U.S. government, People’s Republic of China, India, Russia and Saudi Arabia related to GE projects. With his knowledge of complex business issues facing global power generation companies and his understanding of what makes energy-related businesses work effectively and efficiently in domestic and international markets, Mr. Williamson provides valuable judgment and participation to Fuel Tech’s Board.

Named Executive Officers

Vincent J. Arnone, 48, has been Executive Vice President, Worldwide Operations since September 2010; previously he had been an Executive Consultant to Fuel Tech since June 2008; Senior Vice President, Treasurer and Chief Financial Officer of Fuel Tech since February 2006; Vice President, Treasurer and Chief Financial Officer since December, 2003; and Controller since May, 1999.

Douglas G. Bailey, See director entry above.

Stephen P. Brady, 55, has been Senior Vice President, FUEL CHEM Sales since January 2009; previously, he had been Senior Vice President, Sales and Marketing since April 2006; Senior Vice President, Fuel Chem since January 2002; and Vice President, Fuel Chem since February 1998.

David S. Collins, 47, has been Senior Vice President, Chief Financial Officer and Treasurer of Fuel Tech since July 2010. From 2006 to 2010 Mr. Collins was Audit Partner with Grant Thornton LLP, and from 2005 to 2006 was Audit Partner with Larson, Allen, Weishair & Co., LLP.

Robert E. Puissant, 59, has been Executive Vice President, Marketing and Sales since August 2009; previously he was President of We Enable LLC from July 2008; Executive Vice President, Strategy & Business Development for School Specialty Inc. from 2003 to 2008; and Senior Vice President, Customer Analysis and Planning and Senior Vice President, Marketing and Strategic Planning at Wisconsin Energy Corporation from 1998.

There are no family relationships between any of the directors or executive officers.

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

The following table sets forth information regarding the beneficial ownership of Common Stock known to Fuel Tech as of March 27, 2012 by (i) each person known to own beneficially more than five percent of the outstanding Common Stock; (ii) each director or nominee of Fuel Tech; (iii) each of Fuel Tech’s Named Executive Officers; and (iv) all directors and all officers as a group.

Name and Address(1)	No. of Shares	Percentage(2)
Beneficial Owners
Ralph E. Bailey(3)(4)(5)	1,795,328	7.59%
Bettye Bailey(3(4))(6)	3,901,382	16.49%
Cinda Joyce(3)(4)(5)	3,430,408	14.50%
Directors and Named Executive Officers
Vincent J. Arnone(7)	25,000
Douglas G. Bailey(7)(8)	1,474,934	6.21%
Stephen P. Brady(7)	97,480
David S. Collins(7)	—	—
Miguel Espinosa(7)	107,000	*
W. Grant Gregory(7)	—	—
Charles W. Grinnell(7)	99,004	*
Thomas L. Jones(7)	70,000	*
George F. MacCormack(7)	—	—
John D. Morrow(7)	80,000	*
Robert E. Puissant(7)	24,000	*
Thomas S. Shaw, Jr.(7)	100,000	*
Delbert L. Williamson(7)	40,000	*
All Directors and Officers as a Group (24 persons)(7)	2,431,628	9.97%

*	Less than one percent (1.0%)

(1)	The address of each of the above beneficial owner, directors and Named Executive Officers is c/o Fuel Tech, Inc., 27601 Bella Vista Parkway, Warrenville, Illinois 60555.

(2)	The percentages in each case are of the outstanding common at March 27, 2012 and all RSUs vesting or options exercisable within 60 days thereafter.

(3)	The shares listed in the table for Ralph E. Bailey, Bettye Bailey and Cinda Joyce represent, in total, 4,563,559 shares, or 19.28%, but because of the forms of ownership some of these shares may be deemed to be beneficially owned by more than one of such persons. These forms of ownership are detailed in footnotes 4, 5 and 6 below.

(4)

Includes 1,133,151 shares held by Ralph E. Bailey and Bettye Bailey (Mr. Bailey’s spouse) as follows: 756,046 shares are held directly by Ralph E. Bailey, 206,125 shares are held directly by Bettye Bailey, and

170,980 shares are held jointly. Ralph E. Bailey and Bettye Bailey hold reciprocal powers of attorney over these shares and as a result may be deemed to share voting and investment power over these shares.

(5)	Includes 662,177 shares held in a grantor retained annuity trust for which Cinda Joyce (Mr. Bailey’s daughter) has sole voting power and sole investment power and as to which Mr. Bailey may be deemed the beneficial owner through a power of substitution of the shares held in the trust. Cinda Joyce and Ralph E. Bailey disclaim beneficial ownership of such shares.

(6)	Includes 2,768,231 shares held in grantor retained annuity trusts for which Cinda Joyce has sole voting power and sole investment power and as to which Bettye Bailey may be deemed the beneficial owner through a power of substitution of the shares held in the trusts. Cinda Joyce and Bettye Bailey disclaim beneficial ownership of such shares.

(7)	Includes shares subject to options exercisable presently and within 60 days: for Mr. D. G. Bailey, 92,500 shares; Mr. Brady, 73,750; Mr. Espinosa, 100,000 shares; Mr. Grinnell, 92,500 shares; Mr. Jones, 70,000 shares; Mr. Morrow, 80,000 shares; Mr. Puissant, 20,000 shares; Mr. Shaw, 110,000 shares; Mr. Williamson, 40,000 shares; and, for all directors and officers as a group, 955,000 shares. Also, the amounts shown do not reflect 26,926 Units accrued for Mr. Jones under the Deferred Compensation Plan for Directors.

(8)	Includes 1,382,434 shares owned directly by Mr. D.G. Bailey.

DIRECTOR COMPENSATION

Fuel Tech uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on its Board. In setting director compensation, Fuel Tech considers the role of the directors, the amount of time that directors expend in fulfilling their duties as well as the expertise required of Board members.

Cash Compensation for Directors

Fuel Tech non-employee directors receive annual cash retainers and meeting fees. The annual retainers, payable in arrears, in 2011 were $25,000 for Board service and $5,000 for service as a committee chairman and Lead Director. Effective February 2012, an annual cash retainer of $5,000 that is payable in arrears, was established for service as committee chairman of the Board’s newly formed Nominating and Corporate Governance Committee. Meeting fees are $1,200 for a Board meeting, a committee meeting not connected with a Board meeting or otherwise for a day of service as a director and requested by the Chairman, and $600 for a committee meeting that occurs in conjunction with a Board meeting. Under the Deferred Compensation Plan for Directors, non-employee directors are entitled to defer fees in either cash with interest or share equivalent “Units” until fixed dates, including the date of retirement from the Board, when the deferred amounts will be distributed either in Fuel Tech stock or in cash in a lump sum or over a period of five years, as the director elects.

Equity Compensation for Directors

Under the Fuel Tech, Inc. Incentive Plan, each non-employee director is awarded as of the first business day following the annual meeting of stockholders, a non-qualified stock option for 10,000 shares of Fuel Tech Common Stock for a term of 10 years vesting immediately. As noted in the table below, on May 20, 2011, 10,000 share options were awarded to each then seated non-employee director at the exercise price of $8.16 per share, the fair market value of Fuel Tech Common Stock on that date.

DIRECTOR COMPENSATION IN FISCAL YEAR 2011

The following table shows for the Fuel Tech non-employee directors all compensation paid in 2011 on account of fees and stock option awards. Directors employed by Fuel Tech or its subsidiaries receive no compensation for their service as directors, and accordingly, during any time he has been employed by Fuel Tech, Mr. Bailey has not received any fees or stock options for his participation on the Board. Disclosure regarding Mr. Bailey’s compensation for fiscal 2011 is contained under the caption “Summary Compensation Table” below.

(a)	(b)	(d)	(f)	(h)
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2)($)	Total ($)
Miguel Espinosa	50,400	40,800	—	91,200
W. Grant Gregory	20,017	—	—	20,017
Charles W. Grinnell	40,600	40,800	—	81,400
Thomas L. Jones	51,400	40,800	(63,539)	28,661
John D. Morrow	44,200	40,800	—	85,000
George F. MacCormack	17,617	—	—	17,617
Thomas S. Shaw, Jr.	60,200	40,800	—	101,000
Delbert L. Williamson	46,600	40,800	—	87,400

(1)	The amount of $4.08 is the fair value of these options on the grant date calculated in accordance with FASB ASC Topic No. 718. The amounts shown do not represent cash paid to the directors.

(2)	These amounts reflect an increase/decrease in the value of deferred units under the Deferred Compensation Plan for Directors due to the increase/decrease in value of Fuel Tech Common Stock during the year 2011.

NON-EMPLOYEE DIRECTORS OUTSTANDING STOCK OPTIONS AT 2011 FISCAL YEAR END

The following table shows the outstanding stock options as of December 31, 2011 for non-employee directors as of such date, all of which are fully vested except as noted below.

Name	Grant Date	Number of Securities Underlying Unexercised Options # (Exercisable)	Option Exercise Price ($)
Miguel Espinosa	06/06/2002	10,000	6.265
	05/29/2003	10,000	4.195
	06/03/2004	10,000	4.565
	06/03/2005	10,000	5.995
	06/02/2006	10,000	15.950
	05/24/2007	10,000	26.255
	05/23/2008	10,000	22.920
	05/22/2009	10,000	9.965
	05/21/2010	10,000	5.495
	05/20/2011	10,000	8.160
W. Grant Gregory	—	—	—
Charles W. Grinnell	02/02/2002	15,000	5.980
	12/09/2003	15,000	3.800
	12/07/2004	10,000	4.680
	12/06/2005	7,500	8.460
	12/07/2006	5,000	25.490
	02/25/2009	10,000	8.915
	05/22/2009	10,000	9.965
	05/21/2010	10,000	5.495
	05/20/2011	10,000	8.160

Name	Grant Date	Number of Securities Underlying Unexercised Options # (Exercisable)	Option Exercise Price ($)
Thomas L. Jones	06/03/2005	10,000	5.995
	06/02/2006	10,000	15.950
	05/24/2007	10,000	26.255
	05/23/2008	10,000	22.920
	05/22/2009	10,000	9.965
	05/21/2010	10,000	5.495
	05/20/2011	10,000	8.160
George F. MacCormack	—	—	—
John D. Morrow	06/03/2004	10,000	4.565
	06/03/2005	10,000	5.995
	06/02/2006	10,000	15.950
	05/24/2007	10,000	26.255
	05/23/2008	10,000	22.920
	05/22/2009	10,000	9.965
	05/21/2010	10,000	5.495
	05/20/2011	10,000	8.160
Thomas S. Shaw, Jr.	06/06/2002	10,000	6.265
	05/29/2003	10,000	4.195
	06/03/2004	10,000	4.565
	06/03/2005	10,000	5.995
	06/02/2006	10,000	15.950
	05/24/2007	10,000	26.255
	05/23/2008	10,000	22.920
	05/22/2009	10,000	9.965
	05/21/2010	10,000	5.495
	05/20/2011	10,000	8.160
Delbert L. Williamson	05/23/2008	10,000	22.920
	05/22/2009	10,000	9.965
	05/21/2010	10,000	5.495
	05/20/2011	10,000	8.16

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationships and transactions in which Fuel Tech and its directors and executive officers or their immediate family members are participants or have other conflicts of interest are reviewed and approved by the Audit Committee. Although our Audit Committee has not adopted a written policy for the review and approval of related party transactions, in determining whether to approve or ratify any such transaction, the Audit Committee considers, in addition to such other factors it may deem appropriate in the circumstances, whether (i) the transaction is fair and reasonable to the Company, (ii) under all of the circumstances the transaction is in, or not inconsistent with, the Company’s best interests, and (iii) the transaction will be on terms no less favorable to the Company than could have been obtained in an arms’ length transaction with an unrelated third party. The Audit Committee, in its discretion, may request information from any party to facilitate its consideration of a matter. However, the Audit Committee does not allow a director to participate in any review, approval or ratification of any transaction if he or she, or his or her immediate family member, has a direct or indirect material interest in the transaction.

Relationships with American Bailey Corporation

Douglas G. Bailey is President and Chief Executive Officer of ABC; he is a director and stockholder of ABC. ABC is a sub-lessee under Fuel Tech’s November 2009 lease of its Stamford, Connecticut offices, and was previously the sub-lessee under Fuel Tech’s September 2004 lease for a separate office location. The current lease expires in 2019. In 2011, 2010 and 2009, American Bailey paid or reimbursed Fuel Tech $129,000, $52,000 and $112,000 for rent and certain lease related and administrative expenses.

Committees of the Board

Effective February 27, 2012, the Board reconstituted its Board committee structure from a two-committee structure (Audit Committee and Compensation and Nominating Committee) to a three-committee structure (Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee). The Board committee descriptions below reflect those changes. Effective that same date, the Board also approved reconstituted charters for each of the Board committees consistent with the Board committee changes made. Each of those charters is available for viewing on the Fuel Tech web site at www.ftek.com.

Audit Committee

Until February 27, 2012 the Board had a three-member Audit Committee whose members were Messrs. Espinosa (Chairman), Jones and Morrow. Each such director met the criteria for independence set forth in NASD Rule 5605(a)(2) and also Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. Effective February 27, 2012, the Board changed the Audit Committee to a four-member committee whose members are Messrs. Espinosa (Chairman), Grinnell, Jones and Morrow, each of whom meets the criteria for independence set forth in NASD Rule 5605(a)(2) and also Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. The Board further determined that effective Mr. Morrow’s departure date from the Board in May 2012, that the Audit Committee would revert to a three-member committee comprised of Messrs. Espinosa (Chairman), Grinnell and Jones. The Board has also determined that Mr. Espinosa, in light of his significant experience in positions requiring financial oversight responsibility, is an audit committee member who possesses “financial sophistication” as described in NASD Rule 5605(c)(2)(A). The Board has determined that Mr. Espinosa is an “audit committee financial expert” as defined by Securities and Exchange Commission rules.

The Audit Committee is responsible for review of audits, financial reporting and compliance, and accounting and internal controls policy. For audit services, the Audit Committee is responsible for the engagement and compensation of independent auditors, oversight of their activities and evaluation of their independence. The Audit Committee has instituted procedures for receiving reports of improper recordkeeping, accounting or disclosure. The Board has also constituted the Audit Committee as a Qualified Legal Compliance Committee in accordance with Securities and Exchange Commission regulations. You may view the Audit Committee Charter on the Fuel Tech web site at www.ftek.com.

Compensation Committee

Until February 27, 2012, the Board had a three-member Compensation and Nominating Committee of which the members were Mr. Shaw (Chairman), Mr. Jones and Mr. Williamson, each of whom was an independent director of that committee as defined by NASD Rule 5605(a)(2). Effective February 27, 2012, the Board restructured the Compensation and Nominating Committee to a three-member Compensation Committee whose members are Mr. Jones (Chairman), Mr. Shaw and Mr. Williamson, each of whom is an independent director of that committee as defined by NASD Rule 5605(a)(2).

The Compensation Committee reviews and approves executive compensation, stock options, restricted stock units and similar awards, and adoption or revision of benefit, welfare and executive compensation plans in accordance with the Compensation Committee’s Charter. You may view the Compensation Committee Charter on the Fuel Tech web site at www.ftek.com.

Nominating and Corporate Governance Committee

Effective February 27, 2012, the Board created the Nominating and Corporate Governance Committee (Committee) of which the members are Mr. Shaw (Chairman), Mr. Gregory, and Mr. MacCormack, each of whom is an independent director of that committee as defined by NASD Rule 5605(a)(2). The Committee determines the identity of director nominees for election of the Board and assists the Board in discharging the Board’s responsibilities in the area of corporate governance in accordance with the provisions of the Committee’s Charter. You may view the Nominating and Corporate Governance Committee Charter on the Fuel Tech web site at www.ftek.com.

In evaluating nominees, the Committee particularly seeks candidates of high ethical character with significant business experience at the senior management or Board level who have the time and energy to attend to Board responsibilities. The Committee does not have a diversity policy. When evaluating nominees, the Committee takes into account the extent to which a candidate’s viewpoints, professional experience, education, skill or other individual qualities or attributes could contribute to Board heterogeneity in Board discussions and decisions within the framework of what the Committee may consider important to Fuel Tech’s business at the time. Candidates should also satisfy such other particular requirements that the Committee may consider important to Fuel Tech’s business at the time. When a vacancy occurs on the Board and the number of directors is not reduced to eliminate the vacancy, the Committee, in consultation with the Chairman of the Board, will consider nominees from all sources, including stockholders, nominees recommended by other parties, and candidates known to the directors or to Fuel Tech management. The Committee may, if appropriate, make use of a search firm and pay a fee for services in identifying candidates. The best candidate from all evaluated, in the opinion of the Committee, will be recommended to the Board to be considered for nomination.

Stockholders who wish to recommend candidates for consideration as nominees should furnish in writing detailed biographical information concerning the candidate to the Committee addressed in care of the Corporate Secretary, Fuel Tech, Inc., before the date and at the address set out below under the caption “Stockholder Proposals.”

Corporate Governance

Meetings

During 2011, there were six meetings of the Board of Fuel Tech, seven meetings of the Audit Committee and nine meetings of the Compensation and Nominating Committee. Each director of Fuel Tech attended at least 95% of Board and committee meetings of which he was a member during the period of his directorship. Each of the directors attended the annual meeting of stockholders in 2011. Fuel Tech does not have a policy on director attendance at stockholders’ meetings, but each of the nominated directors is expected to attend the 2012 Annual Meeting.

Executive Sessions

In 2011 the independent Fuel Tech directors held three executive sessions in connection with scheduled Board meetings. The independent directors who make up the membership of the Audit Committee and the Compensation and Nominating Committee held five executive sessions in connection with Audit Committee meetings, and four executive sessions in connection with Compensation and Nominating Committee meetings. The policy of the Board on executive sessions is that the Board will hold not less than two executive sessions of the independent directors annually in connection with scheduled meetings. The committees of the Board will hold executive sessions when appropriate. Members of management and non-independent directors do not attend executive sessions, except when invited to provide information.

Code of Business Ethics and Conduct

On the recommendation of the Audit Committee, the Board adopted a Code of Business Ethics and Conduct that is available for viewing on the Fuel Tech web site at www.ftek.com. Changes to or waivers of the requirements of the Code will be posted to the web site.

Board Leadership Structure

The business judgments the Board makes regarding what leadership structure it views to be appropriate for Fuel Tech are informed by the facts and circumstances within which it makes those decisions from time to time and, consequently, are subject to change.

From April 1998 to June 2006, the positions of Chairman of the Board (Chairman) and Chief Executive Officer (CEO) of a predecessor Fuel Tech entity that was merged into Fuel Tech in 2006 were held by the same person, Ralph E. Bailey. In 2006, the Board, in light of its continuing oversight responsibilities and relative unfamiliarity with the then newly hired CEO, concluded that it was appropriate to have a separate person serve as the leader of the corporate body in charge of overseeing the CEO’s management of the Company. From June 2006 through March 2010, the positions of Chairman and CEO were held by separate people. In April 2010, the Board concluded that, given the Company’s circumstance at that time, and, in light of Mr. Douglas G. Bailey’s then over twelve years of experience with Fuel Tech as a director and employee and the enhanced efficiencies that could be achievable by the Company by a single person filling both roles, it was appropriate to have Mr. Bailey serve as both Chairman of the Board, and, on an interim basis, as President and CEO. In December 2010, after completing a lengthy CEO executive search wherein the Compensation and Nominating Committee and the Board had considered both internal and external candidates, that committee recommended to the Board and the Board then determined that it was in the Company’s interest to have Mr. Bailey serve as both Chairman of the Board and as President and CEO on a continuing basis.

Given the Board’s December 2010 decision to have Mr. Bailey serve as both Chairman of the Board and as President and CEO, in February 2011, the Board determined it useful and appropriate to appoint Thomas J. Shaw, Jr. to be Lead Director. Mr. Shaw is an incumbent non-employee Director (who also meets the legal requirements of being an independent director under applicable securities laws, rules or guidelines and applicable stock exchange requirements). Mr. Shaw served as Chairman of the Compensation and Nominating Committee of the Board until February 27, 2012. Mr. Shaw also is Chairman of the Nominating and Corporate Governance Committee since February 27, 2012 and a member of the Compensation Committee since 2006.

Among other things, the current Charter of the Lead Director, approved by the Board, provides that as the Lead Director, Mr. Shaw shall: (a) facilitate the activities of the other non-employee/independent directors; (b) advise the Chairman of the Board as to an appropriate schedule of Board meetings seeking to ensure that the non- employee/independent directors can perform their duties responsibly while not interfering with the flow of Company operations; (c) advise the Chairman of the Board and the Corporate Secretary with input as to: the preparation of the agendas for Board and Board committee meetings, the information sent to the Board pertaining to those meetings, and approval of Board meeting agendas; (d) make recommendations to the Chairman of the Board regarding the retention of consultants who report directly to the Board; (e) interview along with the chair of the Nominating and Corporate Governance Committee and make recommendations to that committee and the Board regarding Board director candidates; (f) co-ordinate, develop the agenda for, and moderate executive sessions of the Board’s independent directors, as well as plenary sessions of the Board where the Chairman of the Board is not present; (g) act as principal liaison between the independent directors and the Chairman of the Board; and (h) coordinate any performance evaluation of the Chairman of the Board deemed appropriate by the Board. That charter also provides that each year, no later than the day following the annual stockholder meeting, the Board will review the Lead Director charter for recommended changes and the propriety of continuing the Lead Director role.

Risk Oversight

The Board’s risk oversight approach is intended to support management’s achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk oversight is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of all directors in setting the Company’s business strategy is a key part of its assessment of management’s approach to risk taking to achieve its organizational objectives, and also a determination of what makes up an appropriate level of risk for the Company. The Board regularly reviews information regarding the Company’s credit, liquidity, operations, and strategic initiatives as well as the risks associated with each.

While the Board has the ultimate risk oversight responsibility, various committees of the Board also have responsibility for risk oversight. The Audit Committee oversees financial risk (see Report of Audit Committee below.) The Audit Committee also reviews and approves all related party transactions and reviews potential conflict of interest matters. In addition, the Audit Committee acts as the Company’s Qualified Legal Compliance Committee to receive reports of material violations of the securities laws, breaches of fiduciary duty or similar material violations from legal counsel representing the Company and practicing before the Securities and

Exchange Commission. Until February 27, 2012, the Company’s Compensation and Nominating Committee, and effective February 27, 2012, the Company’s Compensation Committee, is responsible for overseeing the management of risks relating to the Company’s compensation plans and arrangements. It strives to consider and approve compensation programs that encourage a level of risk-taking behavior under those programs that are consistent with the Company’s business strategy (see Report of Compensation Committee below.) The Nominating and Corporate Governance Committee oversees the management of risks relating to executive succession planning and the composition of the Board. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

EXECUTIVE COMPENSATION

Report of Compensation Committee

The Compensation Committee (the “Committee”)1 has reviewed and discussed with management the Compensation Discussion and Analysis appearing immediately below in this Proxy Statement. Based on this review and discussion, the Committee has recommended to the Board that the Compensation Discussion and Analysis set forth below be included in this Proxy Statement. Since the restructuring of the Board’s committees into a three-committee structure described herein above, the Committee reviewed its charter and determined that no changes were required to the charter.

By the Compensation Committee:

T.L. Jones, Chairman

T.S. Shaw and D.L. Williamson

Compensation Committee Interlocks and Insider Participation

During 2011, all members of the Compensation Committee were independent directors, and no member was an employee or former employee of Fuel Tech. During 2011, none of Fuel Tech’s executive officers served on the Compensation Committee (or its equivalent) or board of directors of another entity whose executive officer served on the Committee.

Compensation Discussion and Analysis

The Committee is responsible for reviewing and, to the extent provided for in the Committee’s Charter, approving in advance of implementation all incentive plans, sales commission plans and salary actions and bonuses for Vice President level and above officers of Fuel Tech or new or incumbent employees that have base salaries in excess of $175,000 per year including the NEOs listed in the Summary Compensation Table below. In the case of the salary actions described above, the Committee makes recommendations to the Board and the Board approves such salary actions. The Committee periodically reviews Fuel Tech compensation practices, including the methodologies for setting total compensation for those employees, including NEOs. As discussed below, from time to time the Committee may also supplement its exercise of business judgment in compensation matters with market information pertaining to Fuel Tech’s compensation levels against comparable companies in its industry and across multiple industries including the use of peer group data (Also see Use of Peer Group section below). However, the Committee exercises its independent judgment when making decisions on compensation matters, including when rewarding individual performance. The responsibilities of the Committee are described more fully in its charter at www.ftek.com.

[1]	Throughout the Report of the Compensation Committee references to the “Compensation Committee” or “Committee” refer to the former Compensation and Nominating Committee prior to February 27, 2012, and to the current Compensation Committee effective February 27, 2012. See the Compensation Committee portion of the Committees of the Board section above for more information.

Compensation Philosophy and Objectives

Fuel Tech’s compensation philosophy is to promote long-term, sustainable stockholder value by incentivizing individual performance, as well as promoting overall financial performance of the Company on an annual and long-term basis.

With that compensation philosophy in mind, Fuel Tech’s compensation programs are designed to achieve the following objectives:

•	to ensure Fuel Tech remains a market leader in the development of innovative solutions;

•	to provide stockholders with a superior rate of return;

•	to attract, motivate, and retain top talent to advance the achievement of business goals, strategies and objectives; and

•	to support an integrated team-oriented philosophy.

Compensation Elements

Fuel Tech’s executive compensation program has as a primary purpose to attract, retain and motivate the highly talented individuals whose enterprise will enable Fuel Tech to succeed. The key components of that program include three elements: base salary, short-term incentives and long-term incentives, as more fully described below.

Base Salary

Base salaries requiring review by the Committee under its Charter are reviewed by the Committee on recommendation of the Chief Executive Officer and approved by the Board, except that the base salary of the Chief Executive Officer is reviewed and recommended by the Committee itself and approved by the Board. In its performance of these activities the Committee acts in its business judgment on what it understands to be fair, reasonable and equitable compensation in view of Fuel Tech’s requirements for recruiting and retention in a highly competitive market. To assist in that determination, the Committee may refer to compensation consultant reports as to general market information and benchmarking data from a peer group of companies approved by the Committee and also:

•	the executive’s compensation relative to other officers;

•	recent and expected performance of the executive;

•	Fuel Tech’s recent and expected overall performance; and

•	Fuel Tech’s overall budget for base salary increases.

Short Term Incentives

Executive Officer Incentive Plan

In 2011, the NEOs who served as Fuel Tech’s President and Chief Executive Officer, Senior Vice President, Treasurer and Chief Financial Officer, the Executive Vice President of Marketing and Sales, and the Executive Vice President of Worldwide Operations had the opportunity to earn an annual cash bonus based upon Fuel Tech’s achievement of predetermined performance thresholds under the 2011 Executive Officer Incentive Plan (2011 EOIP). The 2011 EOIP was adopted by the Compensation Committee on March 22, 2011. Participation in the 2011 EOIP was limited to Fuel Tech’s President and Chief Executive Officer, Senior Vice President, Treasurer and Chief Financial Officer, the Executive Vice President of Marketing and Sales, and the Executive Vice President of Worldwide Operations. The 2011 EOIP was intended to focus the efforts of the participating officers on the overall financial performance of Fuel Tech across all business lines, and thus, align the interests of the participating officers with the overall financial performance of Fuel Tech.

In 2011, the EOIP was structured and payouts were made as follows:

•

2011 EOIP payouts were based on Fuel Tech’s performance for three critical financial metrics — Adjusted EBITDA, Revenues and APC Bookings, as those terms are described below. An “Incentive Pool” was funded based upon Fuel Tech’s financial performance pertaining to those metrics during the fiscal year. In March 2012, each participating officer was awarded his designated portion of the Incentive Pool. The respective payout percentages for participants were established by the Committee considering the same compensation factors set forth above that the Committee used when evaluating base salary levels.

•

Under the 2011 EOIP, a percentage of Adjusted EBITA was set aside in the Incentive Pool to provide for bonus payments based on performance in the following three categories: (i) Adjusted EBITDA, (ii) Revenue and (iii) APC Bookings. “Adjusted EBITDA” refers to earnings before interest expense, taxes, depreciation and amortization, profit sharing contributions, legal expenses out of the ordinary course of Fuel Tech’s business and incentive pay (excluding sales commissions), “Revenue” refers to net sales, and “APC Bookings” refers to revenue from the sale of equipment or services in Fuel Tech’s APC line of business to which Fuel Tech has a contractual right pursuant to a purchase agreement executed during 2011.

•

A condition precedent to any payment under the 2011 EOIP was Fuel Tech’s achievement of the established minimum threshold of Adjusted EBITDA for 2011. Accordingly, if Fuel Tech’s financial performance for 2011 had fallen below the established minimum threshold of Adjusted EBITDA, there would have been no payout under the 2011 EOIP of any kind, regardless of the annual Revenue or year-end APC Bookings amounts achieved. Under the 2011 EOIP, Fuel Tech’s minimum threshold of Adjusted EBITDA was met. Thus, a percentage of Adjusted EBITDA was set aside in the Incentive Pool. That percentage rose incrementally based on actual Company performance for Adjusted EBITDA, Revenues, and APC Bookings.

•

For 2011, the minimum performance thresholds for Adjusted EBITDA, Revenue and APC Bookings were set at $10,500,000, $85,000,000 and $50,000,000, respectively. As the 2011 EOIP was structured, upon achievement of the Adjusted EBITDA performance threshold, an amount equal to 0.75% of Adjusted EBITDA would be funded into the Incentive Pool; assuming Fuel Tech achieved two of the three performance thresholds, 1.25% of Adjusted EBITDA would be funded into the Incentive Pool; and, assuming Fuel Tech had achieved all three performance thresholds, 1.75% of Adjusted EBITDA would have been funded into the Incentive Pool. As discussed below, in 2011 Fuel Tech met the Adjusted EBITDA, Revenue and APC Bookings minimum performance thresholds.

•

Upon achievement of the minimum thresholds described above, the 2011 EOIP provided that the percentage of Adjusted EBITDA funded into the Incentive Pool would rise incrementally at a rate equal to 0.125% of Adjusted EBITDA for each additional $500,000 in Adjusted EBITDA, subject to an overall cap of 2.25%; the percentage of Adjusted EBITDA funded into the Incentive Pool for Revenue would rise incrementally at a rate equal to 0.0625% for each additional $2.5 million in revenues, subject to an overall cap of 1.0%; and the percentage of Adjusted EBITDA funded into the Incentive Pool for APC Bookings would rise incrementally at a rate equal to 0.0625% for each additional $2.5 million in APC Bookings, subject to an overall cap of 1.0%. Accordingly, the highest possible funding percentage that was possible for the Incentive Pool under the 2011 EOIP was 4.25%.

•

Effective March 9, 2012, the Committee determined that Fuel Tech had achieved Adjusted EBITDA of $20,385,000, Revenue of $93,668,000 and APC Bookings of $53,414,000, and therefore, had met the Adjusted EBITDA, Revenues and APC Bookings minimum performance thresholds under the 2011 EOIP. An amount equal to 3.5% of Adjusted EBITDA, or $714,000, was accordingly funded into the Incentive Pool.

•

The Incentive Pool for the 2011 EOIP was divided in accordance with the following participation percentages: 40% ($285,390) of the Incentive Pool being awarded to the President and Chief Executive Officer, 20% ($142,695) to the Treasurer and Chief Financial Officer, 20% ($142,695) to the Executive Vice

President of Marketing and Sales and 20% ($142,695) to the Executive vice President, Worldwide Operations.

•

The size of the Incentive Pool, the allocation percentages and the payouts for participating executives under the 2011 EOIP were applied according to the formulas in the EOIP and did not involve any adjustments based on the exercise of discretion by the Committee.

For 2012, the EOIP has been modified as set forth below.

•

2012 EOIP payouts are based on Fuel Tech’s performance for three critical financial metrics — Adjusted EBITDA, Revenues and APC Bookings, as those terms are described below. As with the 2011 EOIP, an “Incentive Pool” may be created dependent on Fuel Tech’s financial performance pertaining to all or some of those metrics during the fiscal year. If the Incentive Pool is created, each participating officer will be awarded his designated portion of the Incentive Pool on or about March 15, 2013. The respective payout percentages for participants were established by the Committee considering the same compensation factors set forth above that the Committee used when evaluating base salary levels.

•

Under the 2012 EOIP, a percentage of Adjusted EBITDA may be set aside in the Incentive Pool to provide for bonus payments based on performance in the following three categories: (i) Adjusted EBITDA, (ii) Revenue and (iii) APC Bookings. “Adjusted EBITDA” refers to earnings before interest expense, taxes, depreciation and amortization, profit sharing contributions, legal expenses out of the ordinary course of Fuel Tech’s business and incentive pay (excluding sales commissions), “Revenue” refers to net sales, and “APC Bookings” refers to revenue from the sale of equipment or services in Fuel Tech’s APC line of business to which Fuel Tech has a contractual right pursuant to a purchase agreement executed during 2012.

•

No amounts will be payable under the 2012 EOIP unless Fuel Tech achieves the established minimum threshold of Adjusted EBITDA for 2012. Accordingly, if Fuel Tech’s financial performance for 2012 falls below the established minimum threshold of Adjusted EBITDA, there will be no payout under the 2012 EOIP of any kind, regardless of the annual Revenue or APC Bookings achieved. If Fuel Tech’s minimum threshold of Adjusted EBITDA is met, however, the percentage of Adjusted EBITDA set aside in the Incentive Pool rises incrementally based on actual combined performance for the Adjusted EBITDA, Revenues, and APC Bookings financial metrics up to an upper limit cap.

•

For 2012, the minimum performance thresholds for Adjusted EBITDA, Revenue and APC Bookings were set at $14,500,000, $88,000,000 and $45,000,000, respectively. If the Adjusted EBITDA performance threshold is met, 1.80% of Adjusted EBITDA will be funded into the Incentive Pool; assuming Fuel Tech achieved two of the three performance thresholds, 2.40% of Adjusted EBITDA will be funded into the Incentive Pool; and, assuming Fuel Tech achieves all three performance thresholds, 3.00% of Adjusted EBITDA will be funded into the Incentive Pool.

•

If the minimum thresholds above are met, the percentage of Adjusted EBITDA funded into the Incentive Pool for the Adjusted EBITDA metric will rise incrementally at a rate equal to 0.0583% for each additional $500,000 in Adjusted EBITDA, subject to an overall cap of 2.50%; the percentage of Adjusted EBITDA funded into the Incentive Pool for Revenue will rise incrementally at a rate equal to 0.0375% for each additional $2.5 million in Revenue, subject to an overall cap of 0.90%; and the percentage of Adjusted EBITDA funded into the Incentive Pool for Bookings will rise incrementally at a rate equal to 0.0375% for each additional $2.5 million in APC Bookings, subject to an overall cap of 0.90%. Accordingly, the highest possible funding percentage for the Incentive Pool under the 2012 EOIP is 4.30%.

•

If the performance thresholds under the 2012 EOIP are met, the Incentive Pool will be divided in accordance with the following participation percentages: 38% of the Incentive Pool being awarded to the President and Chief Executive Officer; 20% to the Senior Vice President, Treasurer and Chief Financial Officer; 20% to the Executive Vice President, Marketing and Sales and 22% to the Executive Vice President, Worldwide Operations.

•

The size of the Incentive Pool, the allocation percentages and the payouts for participating executives under the 2012 EOIP are intended to be applied according to the formulas in the EOIP and not involve any adjustments based on the exercise of discretion by the Committee.

FUEL CHEM® Officer Sales Commission Plan

The FUEL CHEM Officer Sales Commission Plan (FUEL CHEM Plan) provides for sales commission payments to be made to Fuel Tech’s Senior Vice President, Fuel Chem Sales. Under the FUEL CHEM Plan, Fuel Tech will pay to such officer a commission equal to a specified percentage of all commission payments made by Fuel Tech under the employee sales commission plan relating to its FUEL CHEM line of business. The officer participating in the FUEL CHEM Plan is not eligible to participate in any other cash incentive plan. Mr. Brady is the Company’s Senior Vice President, Fuel Chem Sales. For 2010 and 2011, Mr. Brady earned $270,475 and $196,873 in sales commission under the FUEL CHEM Plan.

Long-Term Incentives

Fuel Tech has one equity-based employee compensation plan, formally titled the Fuel Tech, Inc. Incentive Plan (FTIP). The FTIP allows for a variety of types of awards that may be granted to participants in the form of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units (as that term is defined below), performance awards, bonuses or other forms of share-based or non-share-based awards or combinations thereof. Participants in the FTIP may be Fuel Tech’s directors, officers, employees, consultants or advisors (except consultants or advisors in capital-raising transactions) as the directors determine are key to the success of Fuel Tech’s business. A “restricted stock unit” or “RSU” means a notional account established pursuant to an award granted to a participant under the FTIP which is (i) valued solely by reference to Shares, (ii) subject to restrictions and other terms and conditions specified in the grant agreement and the FTIP, and (iii) payable only in a share of the Company’s Common Stock.

Historically, Fuel Tech’s overall long-term equity incentives approach has been to use the FTIP to award stock options, principally non-qualified options, which are designed to focus management on Fuel Tech’s long-term success as evidenced by appreciation of Fuel Tech’s stock price over several years, by growth in its earnings per share and other elements. Following an analysis undertaken by the Committee as to the features of a variety of equity award vehicles (which analysis included input from the Committee’s compensation consultant), and given the general trend towards use of RSUs as a long-term incentive equity award vehicle and in consideration of the limitation of shares available for equity award grants in the FTIP, first commencing in 2010, except for non-employee directors, the Company started to use predominantly RSUs under the FTIP for equity based long-term incentive awards (all such stock option awards and restricted stock unit awards are collectively referred to as “Equity Awards”).

Both RSUs and stock options have ownership motivational attributes for the participants. Further, Fuel Tech’s RSU grants and stock option grants, by design, have featured graduated vesting over a multiple year period which can facilitate employee retention and also incentivizes performance by employees that is focused on creating long-term value and growth for the Company. As such, we believe that each type of equity award can have a place in the Company’s long-term incentive compensation programs. However, for other than the Company’s non-employee directors, there are three potential advantages to granting RSU awards over options: 1) RSUs are less depletive on the remaining available FTIP shares because they carry a higher valuation than stock options on the date of grant, thus, less FTIP shares are required for each RSU award than would be required for an equivalent stock option award to achieve the Company’s desired equity award value for the participant; 2) the prospect of an RSU award retaining the Company’s intended motivational attributes for the participant over time can be greater than a stock option award because an RSU award does not carry a “strike” price that must be exceeded for the RSU award to continue to be of value to the participant; and 3) because the motivational aspects of an RSU over a stock option can be greater as described above, that prospect can result in enhanced value to the Company for the compensation charges that will be recognized by the Company to grant an RSU award versus a stock option award.

Consistent with Fuel Tech’s philosophy of using RSU’s as an alternative equity award to provide long-term incentives, Fuel Tech completed an option-for-RSU exchange program in June 2011.

Historically, except for Equity Awards granted to the CEO, Equity Awards have been determined by the Committee based upon recommendations from Fuel Tech’s CEO. Equity Awards for the CEO have been determined by the Committee with no participation of the CEO. The determination and approval of proposed Equity Awards are based on a variety of factors that may include:

•	historical Equity Awards, by employee, by year;

•	intrinsic values for each Equity Award, or, when applicable, the fair value of each Equity Award using the Black-Scholes option pricing model;

•	the number of Equity Award units available for issuance under the FTIP;

•	supervisor recommendations for employee Equity Awards;

•	the estimate of expected intrinsic value (e.g., Equity Award compensation expense) of the aggregate Equity Award;

•	Fuel Tech’s financial performance in light of market conditions and operational considerations, which may be quantitative, qualitative or both;

•	achievement of individual or company operational objectives;

•	exceptional and innovative individual performance;

•	individual contribution to a strategic goal;

•	teamwork;

•	leadership accomplishments; and

•	employee job level

In 2011, Equity Awards granted to Mr. Brady, an NEO, were not tied to his performing a specific individual goal or meeting a specific company operational objective in some formulaic fashion. Rather, it involved the exercise of business judgment by the Committee, the criticality of his position relative to the Company’s long-term success, and a qualitative assessment by the Committee regarding Mr. Brady’s overall role in contributing to that long-term success including, contributions in his field of operations, and his leadership contributions to the Company. Also see Summary of NEO Compensation section below.

Under the FTIP, all outstanding options and RSUs not granted pursuant to an executive performance RSU award agreement that are not vested will become immediately vested in the event that there is with respect to Fuel Tech, a “change-in-control.” A change-in-control takes place if (a) any person or affiliated group becomes the beneficial owner of 51% or more of Fuel Tech’s outstanding securities, (b) in any two-year period, persons in the majority of the Board of Directors cease being so unless the nomination of the new directors was approved by a majority of the directors then still in office who were directors at the beginning of such period, (c) a business combination takes place where the shares of Fuel Tech are converted to cash, securities or other property, but not in a transaction in which the stockholders of Fuel Tech have proportionately the same share ownership before and after the transaction, or (d) the stockholders of Fuel Tech approve of a plan of liquidation or dissolution of Fuel Tech.

Executive Performance RSU Long-Term Incentive

In March of 2011 and March of 2012, respectively, the Committee approved the Company entering into an Executive Performance RSU Award Agreement (the Agreement) in each of those years, as authorized by Section 6.6 of the Fuel Tech, Inc. Incentive Plan, with each of the Company’s President/Chief Executive Officer; Senior Vice President, Treasurer/Chief Financial Officer; Executive Vice President, Marketing & Sales; and

Executive Vice President, Worldwide Operations (each a Participating Executive). Each such Agreement provides the Participating Executive with the opportunity to be awarded the number of target RSUs for the applicable year shown in the Target RSU Table below.

The Committee derived the total amount of target RSUs available for grant to a Participating Executive through a comparative analysis of long-term incentive equity grants (expressed as a percentage of market capitalization) made for the same or a similar executive job position within the companies that make up Fuel Tech’s Peer Group Companies for 2011 and 2012 respectively (as that term is defined below). The Committee considered various percentile ranges and concluded that a median percentage be used as a basis for determining the total amount of target RSUs for each Participating Executive in 2011 and 2012, respectively. That derived total amount of target RSUs was then divided equally among the three RSU components identified in the Agreement — Look-Back RSUs, Revenue Growth RSUs and Total Stockholder Return Performance RSUs. Each actual RSU award is contingent on performance by the Participating Executive and the Company in the performance areas and for the measurement periods set forth in the applicable Agreement.

The substantive terms of the Agreements entered into with Participating Executives in March of 2011 and 2012, respectively, were identical except that the composition of the Company’s peer group in 2012 changed to the companies listed under the caption Benchmarking, Consultants and the Use of Peer Groups below.

Look-Back RSUs:    Each Participating Executive has the opportunity to earn a targeted amount of “Look-Back RSUs” based upon the Participating Executive’s performance during 2011 and 2012, respectively. After the completion of the applicable calendar year, the Committee, in its business judgment, may approve or not approve the Company granting to each Participating Executive a number of Look-Back RSUs between zero and the targeted Look-Back RSU amount based on the Committee’s subjective, qualitative assessment of each such executive’s overall performance during the applicable calendar year. No specific, individualized prospective performance goals are associated with the Look-Back RSUs for any of the Participating Executives, and the Committee may use a variety of factors in determining the amount of any such award, including one or more of the factors shown in Exhibit A of the Agreement. All such RSU grants shall otherwise be made subject to the terms of the Company’s standard Executive Performance RSU Agreement and the Plan, including a vesting schedule that provides for vesting of one-third of the granted Look-Back RSUs after the first anniversary of the grant determination date, one-third after the second anniversary date and one-third after the third anniversary date.

Revenue Growth RSUs:    Each Participating Executive has the opportunity to earn a targeted amount of RSUs (Revenue Growth RSUs) to be granted dependent upon the Company’s revenue performance over a two-year period. During a two-year measurement period commencing effective January 1st in the calendar year in which the applicable Agreement is executed and ending on December 31st of the following calendar year, the Company’s revenues will be measured against a peer group of companies selected by the Committee with input by the Committee’s independent compensation consultant (Peer Group Companies). As soon as practicable after the Peer Group Companies have reported their revenue growth for the two-year period, the Committee shall compare the Company’s revenue growth for such period with that of the Peer Group Companies. The Committee will evaluate the Company’s ranking of revenue growth performance in light of those rankings and shall approve a grant to the Participating Executive of a number of Revenue Growth RSUs as determined by that ranking as shown in the Performance Ranking table below. All such RSU grants shall otherwise be made subject to the terms of the Company’s standard Executive Performance RSU Agreement and the Plan, including a vesting schedule that provides that two-thirds of the granted RSUs will vest immediately on the grant determination date, and the remaining one-third one year after the grant determination date.

	Performance Ranking Table
	Fourth Quartile of Peer Group Companies (Lowest)	Third Quartile of Peer Group Companies	Second Quartile of Peer Group Companies	First Quartile of Peer Group Companies
Percentage of Target RSU Amount to be Granted	0%	50%	100%	150%

TSR Performance RSUs:    Each Participating Executive has the opportunity to earn a targeted amount of RSUs (TSR Performance RSUs) to be granted dependent upon the Company’s performance over a two-year period measured in terms of the Company’s total return to stockholders per share of stock (TSR). During a two-year measurement period commencing effective January 1st in the calendar year in which the applicable Agreement is executed and ending on December 31st of the following calendar year, the Company’s TSR performance will be measured against the TSR performance of the Peer Group Companies. As soon as practicable after the Peer Group Companies have reported their TSR performance for the two-year period, the Committee shall compare the Company’s TSR performance for such period with that of the Peer Group Companies. The Committee will evaluate the Company’s TSR performance in light of those rankings and shall approve a grant to the Participating Executive of a number of TSR Performance RSUs as determined by that ranking as shown in the Performance Ranking table above. All such RSU grants shall otherwise be made subject to the terms of the Company’s standard Executive Performance RSU Agreement and the Plan, including a vesting schedule that provides that two-thirds of the granted RSUs will vest immediately on the grant determination date, and one-third one year after the grant determination date.

Target RSU Amounts Established:

In March of 2011 and 2012, respectively, the Committee established target RSU amounts for each Participating Executive as shown in the following Target RSU Table:

Target RSU Table

Name	Year	Target Look-Back RSUs*(1)	Target Revenue Growth RSUs*	Target TSR Performance RSUs*
Douglas G. Bailey	2012	17,100	17,100	17,100
President and Chief Executive Officer	2011	16,000	16,000	16,000
Vincent J. Arnone	2012	9,900	9,900	9,900
Executive Vice President, Worldwide Operations	2011	8,000	8,000	8,000
David S. Collins	2012	9,000	9,000	9,000
Treasurer and Chief Financial Officer	2011	8,000	8,000	8,000
Robert E. Puissant	2012	9,000	9,000	9,000
Executive Vice President, Marketing and Sales	2011	8,000	8,000	8,000

*	The amount of RSUs shown represents the target RSU amount for each category of RSUs. The actual amount of RSUs granted for each category can range from 0% to 100% for Look-Back RSUs and 0% to 150% for Revenue Growth or TSR Performance RSUs as shown in the Performance Ranking Table above.

(1)	Effective March 9 2012, after reviewing each Participating Executive’s performance in 2011 as described under the caption Summary NEO Compensation below, the Committee voted to award Look-Back RSUs to each Participating Executive at 100% of the Look-Back RSU target level. Accordingly, Mr. Bailey was granted 16,000 RSUs and each of Messrs. Arnone, Collins and Puissant were granted 8,000 RSUs, respectively.

In the event of a participant’s termination, vested and unvested Look-Back RSUs, Revenue Growth RSUs and TSR Performance RSUs that have been granted will be treated as follows: if the termination is for cause, all such vested and unvested RSUs will be forfeited; if the termination is for death or total disability, all such unvested RSUs will vest; and if the termination is for any other reason, all such unvested RSUs will be forfeited.

In the event of a participant’s termination before the grant determination date, Look-Back RSUs, Revenue Growth RSUs and TSR Performance RSUs will be granted, as follows: In the case of Look-Back RSUs, and the termination is due to death or total disability, the Committee shall determine to award none, some or all of the Target Look-Back RSUs; if the termination is for any other reason, no Look-Back RSUs will be awarded. In the case of Revenue Growth RSUs and TSR Performance RSUs, and the termination is by the Company without cause, or for death or total disability, the Committee will award a number of Revenue Growth RSUs and TSR

Performance RSUs based on the percentage of target grants that would have been earned at the date of the termination, pro-rated based on the number of months of employment completed by the participant in the measurement period, divided by 36. In the case of Revenue Growth RSUs and TSR Performance RSUs, and the termination is for any other reason, no such RSUs will be awarded.

Unvested Look-Back RSUs, Revenue Growth RSUs and TSR Performance RSUs that have been granted under the Agreement will vest upon a change-in-control (as defined in the Agreement), unless the Company is the surviving entity or the surviving entity effectively assumes the unvested RSUs. If, however, these RSUs do not vest upon a change-in-control, but the participant is terminated without cause, or the participant terminates for good reason (as defined in the Agreement) or for death or disability within two years of the change-in-control, then the RSUs will nonetheless vest.

Look-Back RSUs, Revenue Growth RSUs and TSR Performance RSUs may be granted, and will be granted, in the event of a change-in-control before the grant determination date, as follows: In the case of Look-Back RSUs, the Committee shall determine to award none, some or all of the Target Look-Back RSUs, and whether to accelerate the vesting of those Look-Back RSUs it so awards. In the case of Revenue Growth RSUs and TSR Performance RSUs, the Committee shall determine to award none, some or all of the Target Revenue Growth RSUs and Target TSR Performance RSUs and whether to accelerate the vesting of those Revenue Growth RSUs and TSR Performance RSUs it so awards. In the case of Revenue Growth RSUs and TSR Performance RSUs, however, the Committee must award a minimum number of Revenue Growth RSUs and TSR Performance RSUs. This minimum number is based on the percentage of target grants that would have been earned at the date of the change-in-control, pro-rated based on the number of months of employment completed by the participant in the measurement period, divided by 36.

Material Compensation Actions

As of February 15, 2011 the Committee approved the 2011 EOIP as described above.

As of March 22, 2011 for certain of the NEOs, the Committee approved a form of 2011 Executive Performance RSU Award Agreement, the Company entering into that agreement with those NEOs and the establishment of 2011 target RSU award amounts for those NEOs under those agreements (See Executive Performance RSU Long-Term Incentive discussion in the Long-Term Incentives portion of the Compensation Elements section above).

As of May 31, 2011 the Committee approved the Company’s Option to RSU Exchange Program and authorized the Company to commence that program in June 2011.

As of December 13, 2011, the Committee approved the 2012 form of FUEL CHEM Plan for Mr. Brady, a NEO.

As of February 10, 2012, the Committee approved a revised Peer Group of companies as more particularly described in the Benchmarking, Consultants and the Use of Peer Groups section below.

As of February 23, 2012, the Committee approved a $399,000 profit sharing contribution by the Company to Fuel Tech’s 401(k) plan. The Committee also approved recommending to the Board base salary increases to be effective March 1, 2012 for certain of the NEOs as more particularly described in the Summary of NEO Compensation section below.

As of February 25, 2012, the Board approved base salary increases to be effective March 1, 2012 for certain of the NEOs as more particularly described in the Summary of NEO Compensation section below.

As of March 9, 2012, the Committee took the following actions:

•

Approved a payout under the 2011 EOIP as described above and also approved an additional cash bonus to Mr. Bailey in the amount of $165,185 as more particularly described in the Summary of NEO Compensation section below.

•	Approved the 2012 EOIP as described above.

•

Approved awarding Look-Back RSUs under their 2011 Executive Performance RSU Award Agreements to Messrs. Bailey, Arnone, Collins and Puissant at 100% of the Look-Back RSU target level in each of those agreements as described above.

•

For Messrs. Bailey, Arnone, Collins and Puissant, each an NEO, the Committee approved a form of 2012 Executive Performance RSU Award Agreement, the Company entering into that agreement with each of those NEOs, and the establishment of 2012 target RSU award amounts for each of those NEOs under those agreements (See Executive Performance RSU Long-Term Incentive discussion in the Long-Term Incentives portion of the Compensation Elements section above).

•	Approved for Mr. Brady, a NEO, a grant of 7,500 RSUs under the Company’s standard form RSU Award Agreement and the FTIP.

The Role of Say-on-Pay Votes

The Company provides its stockholders with the opportunity to cast an annual advisory vote on executive compensation (“say-on-pay proposal”.) At the Company’s annual meeting of stockholders held on May 19, 2011, 96.8% of the votes cast on the say-on-pay proposal at the meeting were voted in favor of the proposal. The Compensation Committee evaluated these results and concluded that this vote reflected our stockholders’ support of the Company’s approach to executive compensation. Accordingly, in 2011, the Company did not change its approach to executive compensation or make any significant changes to its executive compensation programs based on stockholder feedback. The Compensation Committee expects to continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for the Named Executive Officers.

Benchmarking, Consultants and the Use of Peer Groups

Fuel Tech has from time to time made use of Frederick W. Cook & Co., Inc. (Cook), a compensation consultant, to address matters of compensation and benefits, and to identify peer group companies based on industry, markets and size. Fuel Tech recognizes that compensation practices must be competitive in the marketplace and marketplace information is one of the many factors that are considered in assessing the reasonableness of compensation programs. The Compensation Committee retains the discretion to make all final decisions relative to matters of compensation and benefits.

In 2012, the Committee engaged in benchmarking for its NEOs based on the use of data from the peer group of companies established in February 2012. The overall compensation programs for the Company’s NEOs are designed to reward achievement of performance and to attract, retain, and motivate them in an increasingly competitive talent market. The Committee examined compensation data for a group of 19 companies (see the below list of peer group companies approved by the Committee) to stay current with market pay practices and trends and to understand the competitiveness of our overall executive compensation programs and their various elements. The Committee used this benchmarking data for informational purposes. It does not formulaically target a specific percentile or make significant compensation decisions based on market data or peer group benchmarking data alone, which avoids a “ratcheting up” impact. The Committee uses performance as a primary driver of compensation levels.

At the time of their selection in February 2012, the companies listed below were chosen as peer group companies due to their inclusion in the evolving clean technology or alternative energy industries segment and, for some, common listing in certain third-party clean technology indices that also include Fuel Tech, which indices consider market capitalization, revenues and company size as factors.

A123 Systems	FuelCell Energy
Active Power	Met-Pro
ADA-ES	Peerless Manufacturing
American Superconductor	Plug Power
Amerigon	Power Integrations
Ballard Power Systems	Quantum Fuel Systems
Capstone Turbine	RenTech
CECO Environmental	Syntroleum
Clean Energy Fuels	Fuel Systems Solutions
Energy Conversion Devices

As described above, from time to time, the Committee may supplement its business judgment pertaining to its consideration of Fuel Tech compensation matters with a variety of market information obtained from a number of different sources including, among other things, the Committee’s general knowledge regarding compensation matters, information from one or more independent compensation consultants, peer company data, benchmarking related to that data, information obtained from independent search firms, and historical and current Fuel Tech compensation data.

Ownership Guidelines

Fuel Tech does not have a stock ownership policy for its executive officers.

Hedging and Insider Trading Policies

Fuel Tech does not have a formal policy on hedging. Fuel Tech does prohibit all employees from speculating in Fuel Tech securities, which includes, but is not limited to: short selling; and the purchase and sale or sale and purchase, in non-exempt transactions, of Common Stock within periods of less than six months. Fuel Tech prohibits trading in Common Stock during closed periods from the end of a quarterly period until the third day following the announcement of earnings for that quarterly period.

Equity Grant Practices

As discussed in the Long-Term Incentives portion of the Compensation Elements section above, long-term incentives in the form of stock options or RSUs have been issued by Fuel Tech under the FTIP in accordance with compensation policy as determined by the Committee from time to time.

Under current policy, based on the level of the employee position, new employee stock options or RSUs or some combination thereof may be granted at the first Committee meeting following employment. However, from time to time, an option or RSU award may be authorized by the Committee to be granted and effective on a specified date or event, such as on the first date of employment or after a performance measurement time period. The price of all options granted is the mean of the high and low stock prices reported on the NASDAQ Stock Market, Inc. for the effective date of grant. Also, under the current policies of the Committee: all employees’ options have a term of ten years and are subject to a four-year vesting schedule as follows: 50% of the options vest two years from the grant date and 25% vest on each subsequent year on that date. Vesting of an RSU award (RSU Award) is controlled by the terms of the vesting schedule in the RSU Award Agreement. Vesting can vary from RSU Award to RSU Award, and may be based on the passage of time, the achievement of pre-determined performance criteria or any combination of the foregoing. In 2010, for RSUs vesting over time without any associated performance criteria (“time-vested RSUs”), the Company used a vesting schedule of 50% of the RSU

Award after two years, 25% after the third year, and 25% after the fourth year. For time-vested RSUs granted after March 2011, the Company changed to a vesting schedule of one-third of the RSU Award after one year, one-third after the second year, and one-third after the third year. Depending on the circumstances, the Company may use a different vesting schedule whether for time-vested RSUs or other RSU Awards.

The Committee may grant options or RSU’s to existing employees on a periodic basis based on the level of the employee position and as well as certain of the factors or performance measurement factors enumerated in the Long-Term Incentives portion of the Compensation Elements section above. While there are no mandatory levels established for the quantity of options or RSUs to be granted, Fuel Tech has used historical practice and employee job level as two of the factors it considers.

Retirement Benefits

Fuel Tech has no defined benefit pension plan. Fuel Tech has a 401(k) Plan covering substantially all employees. The 401(k) Plan is an important factor in attracting and retaining employees as it provides an opportunity to accumulate retirement funds. Fuel Tech’s 401(k) Plan provides for annual deferral of up to $16,500 for individuals until age 50, $22,000 for individuals 50 and older, or as allowed by the Internal Revenue Code.

Fuel Tech annually matches 50% of employee contributions up to 6% of the employee’s salary, or a maximum annual match of $7,350. Fuel Tech may also make discretionary profit sharing contributions to the 401(k) Plan on an annual basis. Matching and profit sharing contributions vest over a three-year period. Based on the Company’s 2011 financial performance, on February 23, 2012 the Committee approved a $399,000 profit sharing contribution by the Company to Fuel Tech’s 401(k) Plan.

Welfare Benefits

In order to attract and retain employees, Fuel Tech provides certain welfare benefit plans to its employees, which include medical and dental insurance benefits, group term life insurance, voluntary life and accidental death and dismemberment insurance and personal accident insurance. These benefits are not provided to non-employee directors.

Employment Agreements; Potential Payments Upon Termination or Change-in-Control

Messrs. Arnone, Bailey, Brady, Collins and Puissant are each party to an employment agreement with Fuel Tech effective as follows: September 20, 2010 for Mr. Arnone, April 1, 2010 for Mr. Bailey; February 1, 1998 for Mr. Brady; August 2, 2010 for Mr. Collins; and August 31, 2009, for Mr. Puissant. These agreements are for indefinite terms, for disclosure and assignment of inventions to Fuel Tech, protection of Fuel Tech proprietary data, covenants against certain competition and arbitration of disputes. These employment agreements are for terms of employment “at will” and do not provide for severance payments. Under the agreements for Messrs. Arnone, Bailey, Collins, and Puissant however, each executive is entitled to continuation of base salary and benefits, and incentive bonus amounts earned under the plan for the year of termination, for up to one year or sooner on finding comparable employment, after involuntary termination not for cause within one year of a “change in control” as described in the table below.

The following table quantifies potential payments that could be made to NEOs under various circumstances involving termination or change-in-control assuming such event occurred on December 31, 2011:

Named Executive Officer	Termination Event(1)	Base Salary(2)($)	Bonus(3)($)	Value of Awarded RSUs(4)($)	Value of Awarded Options(5)($)	Benefits(6)($)	Total($)
Vincent J. Arnone	Change-in-Control	—	—	—	19,200	—	19,200
	Termination without Cause within 1 year of Change-in- Control	325,000	142,695	—		17,998	485,693
Douglas G. Bailey	Change-in- Control	—	—	164,500	—	—	164,500
	Termination without Cause within 1 year of Change-in- Control	450,000	285,390	—		14,384	749,774
Stephen P. Brady	Change-in- Control	—	—	—	—	—	26,320
	Termination without Cause within 1 year of Change-in- Control	—	196,873	—		—	196,873
David S. Collins	Change-in- Control	—	—	131,600	—	—	131,600
	Termination without Cause within 1 year of Change-in- Control	280,000	142,695	—		18,891	441,586
Robert E. Puissant	Change-in-Control	—	—	65,800	—	—	65,800
	Termination without Cause within 1 year of Change-in- Control	300,000	142,695	—		39,054	481,749

(1)	No payments are due to any Named Executive Officer upon a termination of employment for any other reason.

(2)	Assumes annual base salaries in effect as of January 1, 2012. In the event of a termination of employment without Cause within one year of a change-in-control, each of Messrs. Arnone, Bailey, Collins and Puissant is entitled to continuation of base salary and benefits for up to the earlier of one year after such termination or until such officer attains comparable employment with an equivalent salary. For illustrative purposes, a full year of base salary for each of Messrs. Arnone, Bailey, Collins and Puissant is shown.

(3)	Amounts shown assume (a) a termination date of December 31, 2011, and (b) that no payments for incentive compensation earned in 2011 had previously been made to any Named Executive Officer. Accordingly, the amounts shown reflect the full value of the incentive compensation earned in 2011 by each Named Executive Officer under the EOIP or the FUEL CHEM Plan, as the case may be.

(4)	Amounts shown represent value of all unvested RSUs outstanding at December 30, 2011 determined by using the closing price of the Company’s Common Stock on the Nasdaq Stock Market on such date, which was $6.58 per share.

(5)	Messrs. Bailey, Brady and Puissant also hold certain unvested stock options in the amounts of 7,500, 5,000 and 20,000, respectively. Although such options would immediately vest upon a change-of-control, no value has been attributed to such amounts because the exercise price of each such unvested option is higher than $6.58 per share, the closing price of the Company’s Common Stock on the Nasdaq Stock Market on December 30, 2011.

(6)	Assumes benefits paid at 2011 levels.

Indemnification and Insurance

Under the Fuel Tech Certificate of Incorporation and the terms of individual indemnity agreements with the directors and executive officers, indemnification is afforded Fuel Tech’s directors and executive officers to the fullest extent permitted by Delaware law. Such indemnification also includes payment of any costs that an indemnitee incurs because of claims against the indemnitee and provides for advancement to the indemnitee of those costs, including legal fees. Fuel Tech is not, however, obligated to provide indemnity and costs where it is adjudicated that the indemnitee did not act in good faith in the reasonable belief that the indemnitee’s actions were in the best interests of Fuel Tech, or, in the case of a settlement of a claim, such determination is made by the Board.

Fuel Tech carries insurance providing indemnification, under certain circumstances, to all of its directors and officers for claims against them by reason of, among other things, any act or failure to act in their capacities as directors or officers. The current annual premium for this policy is $317,436.

No payments have been made for such indemnification to any past or present director or officer by Fuel Tech or under any insurance policy.

Compensation Recovery Policies

Fuel Tech’s Board maintains a policy that it will evaluate in appropriate circumstances whether to seek the reimbursement of certain compensation awards paid to an executive officer, if such executive engages in misconduct that caused or partially caused a restatement of financial results, in accordance with Section 304 of the Sarbanes-Oxley Act of 2002. If the Board determines that circumstances warrant, Fuel Tech will seek to recover appropriate portions of the executive officer’s compensation for the relevant period, as provided by law.

Tax Deductibility of Executive Compensation

Fuel Tech reviews and considers the deductibility of executive compensation under the requirements of Internal Revenue Code Section 162(m), which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under the Company’s incentive plans is generally fully deductible for federal income tax purposes.

Accounting for Equity-Based Compensation

On January 1, 2006, Fuel Tech began accounting for the equity-based compensation issued under the FTIP in accordance with the requirements of with FASB ASC Topic No. 718.

Summary of NEO Compensation

It has been Fuel Tech’s practice that overall NEO compensation consists of three primary elements: base salary, a short-term incentive plan based on financial performance (whether under the EOIP or a sales commission plan, as applicable), and long-term incentives. Those primary elements of compensation paid by Fuel Tech to its NEOs are reflected in the following chart.

The Committee determined the amounts to be paid to each NEO for fiscal 2011 as follows:

•	Vincent J. Arnone, Executive Vice President, Worldwide Operations: Mr. Arnone’s compensation for 2011 consisted primarily of the following:

•

Base Salary: Mr. Arnone’s base salary for 2011 was $325,000. On February 25, 2012, based on the recommendation of the President/CEO and the Committee, the Board approved an increase to Mr. Arnone’s annualized base salary to $345,000 in light of Mr. Arnone’s expanded operational duties assumed in 2011 and the operational growth and performance achieved for his assigned organizations in 2011 as well as the Committee’s interpretation of certain market compensation data for comparable positions. The base salary increase became effective March 1, 2012.

•	Short-Term Incentives: Mr. Arnone earned $142,695 bonus payout under the 2011 EOIP as further described in the Executive Officer Incentive Plan portion of the Compensation Elements section above.

•

Long-Term Incentives: Pursuant to a 2011 Executive Performance RSU Award Agreement entered into between Mr. Arnone and the Company in March 2011, effective March 9, 2012, the Committee approved a grant of 100% of the target Look-Back RSUs established under that agreement, or 8000 RSUs, to Mr. Arnone in light of the overall operational and financial performance of his operations within the Company in 2011 including the increased revenue performance of the Company’s operations in China while he simultaneously introduced new leadership to that operation, as well certain of the Equity Award Factors set forth in that agreement including his overall leadership and teamwork contributions to the Company during 2011.

•	Douglas G. Bailey, President and Chief Executive Officer: Mr. Bailey’s compensation for 2011 consisted primarily of the following:

•	Base Salary: Effective January 1, 2011, Mr. Bailey’s annualized base salary was increased from $390,000 to $450,000 per year.

•

Short-Term Incentives: Mr. Bailey earned a bonus payout of $285,390 under the 2011 EOIP as further described in the Executive Officer Incentive Plan portion of the Compensation Elements section above. Further, the Committee, in its discretion, determined to award to Mr. Bailey under the FTIP an additional cash bonus in the amount of $160,185 in light of the Company’s record financial performance in 2011 notwithstanding a challenging macro-economic environment, and the overall operational performance of the Company during 2011.

•

Long-Term Incentives: Pursuant to a 2011 Executive Performance RSU Award Agreement entered into between Mr. Bailey and the Company in March 2011, effective March 9, 2012, the Committee approved a grant of 100% of the target Look-Back RSUs established under that agreement, or 16,000 RSUs, to Mr. Bailey in light of the overall operational and financial performance of the Company in 2011, as well certain of the Equity Award Factors set forth in that agreement including his leadership and teamwork contributions to the Company during 2011 including his leadership in overseeing the elements of organizational and directional change within the Company (including the organizational changes in the Company’s China operation), all of which contributed to the Company’s success in 2011.

•	Stephen P. Brady, Senior Vice President-Fuel Chem Sales: Mr. Brady’s compensation for 2011 consisted primarily of the following:

•	Base Salary: Mr. Brady’s base salary for 2011 was $228,000. No increase was made to Mr. Brady’s base salary from 2010.

•	Short-Term Incentives: For 2011, Mr. Brady earned $196,873 in sales commission under the FUEL CHEM Plan discussed under the Compensation Elements section above.

•

Long-Term Incentives: Mr. Brady did not receive an Equity Award from the Company in 2011. On March 9, 2012, Mr. Brady was granted 7,500 RSUs under the Company’s standard form RSU Award Agreement and the FTIP. The Committee determined to award Mr. Brady such RSUs on the President/CEO’s recommendation in light of the overall operational and financial performance of the FUEL CHEM sales organization in the United States market in 2011 despite challenging macro-economic conditions, as well as certain of the Equity Award factors enumerated in the Long-Term Incentives portion of the Compensation Elements section above.

•	David S. Collins, Senior Vice President, Treasurer and Chief Financial Officer: Mr. Collins’s compensation for 2011 consisted primarily of the following:

•

Base Salary: Mr. Collins’s base salary for 2011 was $280,000. On February 25, 2012, based on the recommendation of the President/CEO and the Committee, the Board approved an increase to Mr. Collins’ annualized salary to $290,000 in light of Mr. Collins’ growth in his position as exemplified by his ability to identify and resolve forwarding looking issues within his operation based on an insightful knowledge of the Company’s overall business, and also the Committee’s interpretation of certain market compensation data for comparable positions. The base salary increase became effective March 1, 2012.

•	Short-Term Incentives: Mr. Collins earned $142,695 bonus payout under the 2011 EOIP as further described in the Executive Officer Incentive Plan portion of the Compensation Elements section above.

•

Long-Term Incentives: Pursuant to a 2011 Executive Performance RSU Award Agreement entered into between Mr. Collins and the Company in March 2011, effective March 9, 2012, the Committee approved a grant of 100% of the target Look-Back RSUs established under that agreement, or 8,000 RSUs, to Mr. Collins in light of the overall operational and financial performance of his operations within the Company in 2011 including his forward looking focus in his hiring practices for additions to and changes within his organization as well certain of the Equity Award Factors set forth in that agreement including his leadership and teamwork contributions to the Company during 2011.

•	Robert E. Puissant, Executive Vice President, Marketing and Sales: Mr. Puissant’s compensation for 2011 consisted primarily of the following:

•

Base Salary: Mr. Puissant’s base salary for 2011 was $325,000. On February 25, 2012, based on the recommendation of the President/CEO and the Committee, the Board approved an increase to Mr. Puissant’s annualized salary to $335,000 in light of Mr. Puissant’s marketing and operational performance in his position in 2011 as well as the Committee’s interpretation of certain market compensation data for comparable positions. The base salary increase became effective March 1, 2012.

•	Short-Term Incentives: Mr. Puissant earned $142,695 bonus payout under the 2011 EOIP as further described in the Executive Officer Incentive Plan portion of the Compensation Elements section above.

•

Long-Term Incentives: Pursuant to a 2011 Executive Performance RSU Award Agreement entered into between Mr. Puissant and the Company in March 2011, effective March 9, 2012, the Committee approved a grant of 100% of the target Look-Back RSUs established under that agreement, or 8,000 RSUs, to Mr. Puissant in light of the overall operational and financial performance of his operations within the Company in 2011 including the commercialization and customer focused leadership Mr. Puissant brought to the New Product Development team within his organization, as well as certain of the Equity Award Factors set forth in that agreement including his leadership and teamwork contributions to the Company during 2011.

SUMMARY COMPENSATION TABLE

The table below sets forth information concerning fiscal years 2011, 2010 and 2009 compensation awarded to, earned by or paid in all capacities to the “Named Executive Officers,” who are the President and Chief Executive Officer, Treasurer and Chief Financial Officer, and each of the three most highly compensated executive officers other than the President and Chief Executive Officer or the Treasurer and Chief Financial Officer, whose total compensation exceeded $100,000.

(a)	(b)	(c)	(e)	(f)	(g)	(i)	(j)
Name & Principal Position	Year	Salary ($)	Stock Awards(3) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5)(6) ($)	Total ($)
Vincent J. Arnone	2011	325,000	146,240	—	142,695	17,998	631,933
Executive Vice President, Worldwide Operations	2010	93,250	—	143,288	18,417	182,684	437,639
	2009	—	—	—	157,200	—	157,200
Douglas G. Bailey(1)	2011	450,000	292,480	—	445,575	14,384	1,202,439
President and Chief Executive Officer	2010	292,500	215,750	—	73,000	3,837	585,087
	2009	45,000	—	59,778	—	1,350	106,128
Stephen P. Brady	2011	228,000	—	—	196,873	26,783	451,656
Senior Vice President — Fuel Chem Sales	2010	228,000	34,520	—	270,475	26,538	559,533
	2009	228,000	—	59,778	212,520	24,839	525,137
David C. Collins(2)	2011	280,000	146,240	—	142,695	18,891	587,826
Senior Vice President, Treasurer and Chief Financial Officer	2010	116,668	172,600	—	27,000	6,012	372,280
	2009	—	—	—	—	—	—
Robert E. Puissant	2011	320,833	146,240	—	142,695	39,054	648,822
Executive Vice President, Marketing & Sales	2010	300,000	86,300	—	65,000	45,451	496,751
	2009	101,154	—	236,966	—	17,655	355,775

(1)	Amounts shown prior to 2010 reflect the salary Mr. Bailey received for his role as Deputy Chairman.

(2)	Salary amount shown for Mr. Collins for 2010 reflects a partial annualized salary for 2010 as Mr. Collins’ employment with the Company commenced in August 2010.

(3)	The amounts in these columns represents reflect stock and option awards that were granted in 2011, 2010, and 2009. The amounts represent the aggregate grant date fair value of awards granted in each respective year computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). For 2011, these include our Revenue RSUs and TSR RSUs, which have a grant date in 2011 even though they will not be granted until 2013, and do not include our Look-Back RSUs, which have a grant date in 2012. See the Grants of Plan-Based Awards table below for further information on awards made in 2011.

(4)	The amounts of sales commission paid to Mr. Brady for commission earned in period shown was based on the criteria described in the Compensation Discussion and Analysis section above for the FUEL CHEM Officer Sales Commission Plan.

(5)	“All Other Compensation” includes for each of the Named Executive Officers, matching contributions and profit sharing allocations to the Fuel Tech 401(k) Plan; expense for life, accidental death and dismemberment and long-term disability insurance; and, for Mr. Puissant it also includes reimbursement for temporary housing expenses of $12,000, $18,000 and $6,000 in 2011, 2010 and 2009 respectively.

(6)	Mr. Arnone commenced employment with Fuel Tech on September 20, 2010, and prior to such time was engaged as an independent consultant. Amounts shown reflect $180,000 of consulting fees paid for 2010, and $157,200 of consulting fees paid for 2009.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2011

TO NAMED EXECUTIVE OFFICERS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares, Stocks or Units (#)(2)	Closing Price per Share ($/Sh) on Grant Date	Grant Date Fair Value of Stock Option and Other Awards($)
Name (a)	Grant Date (b)	Threshold (c)	Target (d)	Maximum (e)
Vincent J. Arnone	02/15/11	15,750	—	—	32,000	8.10	292,480
Douglas G. Bailey	02/15/11	31,500	—	—	16,000	8.10	146,240
Stephen P. Brady	02/15/11	15,750	—	—	—	—	—
David S. Collins	02/15/11	15,750	—	—	16,000	8.10	146,240
Robert E. Puissant	02/15/11	15,750	—	—	16,000	8.10	146,240

(1)	The Registrant’s 2011 EOIP was adopted on February 15, 2011 by the Compensation Committee. Amounts shown reflect the payments to be made if the minimum performance threshold for adjusted EBITDA was met in 2011. As described in the Executive Officer Incentive Plan portion of the Compensation Elements section above, no target or maximum payments are contemplated by the EOIP. The amount of Adjusted EBITDA to be funded into the incentive pool under the 2011 EOIP was capped at 4.25%. Actual payouts under the 2011 EOIP are set forth in the Summary Compensation Table above.

(2)	Amounts shown represent Revenue RSUs and TSR RSUs, which are deemed for reporting purposes to have a grant date of March 22, 2011 even though they will not be granted, if at all, until 2013. Amounts shown exclude Look-Back RSUs granted on March 9, 2012 to Messrs. Arnone (8,000), Bailey (16,000), Collins (8,000), and Puissant (8,000). All such RSUs vest one-third after the grant determination date, one-third after the second anniversary date and one-third after the third anniversary date as discussed under the heading Executive Performance RSU Long-Term Incentive under the Compensation Elements section above.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2011

FOR NAMED EXECUTIVE OFFICERS

On May 19, 2011, Mr. Bailey exercised 10,000 options to purchase common stock at an exercise price of $3.60 per share, 10,000 options at an exercise price of $4.20 per share and 10,000 options at an exercise price of $6.27 per share. There were no other option exercises by any NEO in 2011.

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR-END

FOR NAMED EXECUTIVE OFFICERS

For each of the options described below, the option expiration date is the 10th anniversary of the grant date; each of these options vests 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversaries of the grant date. See the text under the caption “Equity Grant Practices” in the Compensation Discussion and Analysis above.

	Option Awards
(a)	(b)	(c)	(e)	(f)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Vincent J. Arnone		40,000	6.10	09/20/2020
Executive Vice President, Worldwide Operations
Douglas G. Bailey	40,000		3.80	12/09/2013
President and Chief Executive Officer	15,000		4.68	12/07/2014
	12,500		8.46	12/05/2015
	10,000		25.49	12/07/2016
	7,500	2,500	17.82	03/07/2018
	5,000	5,000	10.20	05/20/2019
Stephen P. Brady	6,250		3.80	12/08/2013
Senior Vice President — Fuel Chem Sales	20,000		4.68	12/06/2014
	40,000		8.46	12/05/2015
	5,000	5,000	10.20	05/20/2019
David S. Collins	—	—	—	—
Senior Vice President, Chief Financial Officer and Treasurer
Robert E. Puissant	20,000	20,000	10.15	08/31/2019
Executive Vice President, Marketing and Sales

For each of the RSUs described below, the RSUs vest 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversaries of the grant date. See the text under the caption Equity Grant Practices section in the Compensation Discussion and Analysis above.

(a)	(g)	(h)
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Vincent J. Arnone	—	—
Executive Vice President, Worldwide Operations
Douglas G. Bailey	25,000	164,500
President and Chief Executive Officer
Stephen P. Brady	4,000	26,320
Senior Vice President — Fuel Chem Sales
David S. Collins	20,000	131,600
Senior Vice President, Chief Financial Officer and Treasurer
Robert E. Puissant	10,000	65,800
Executive Vice President, Marketing and Sales

(1)	Market value reflects a per RSU value of $6.58, the closing price of Fuel Tech’s Common Stock on December 30, 2011. Amounts shown exclude Look-Back RSUs granted on March 9, 2012 to Mr. Arnone (8,000 RSUs), Mr. Bailey (16,000 RSUs), Mr. Collins (8,000 RSUs), and Mr. Puissant (8,000 RSUs). All such RSUs vest one-third after the grant determination date, one-third after the second anniversary date and one-third after the third anniversary date as discussed under the heading Executive Performance RSU Long-Term Incentive under the Compensation Elements section above.

AGENDA ITEM NO. 2 APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On August 4, 2011, the Audit Committee approved the appointment of McGladrey & Pullen, LLP (McGladrey & Pullen) as Fuel Tech’s independent registered accounting firm for the year ending December 31, 2011. We are asking you to ratify that appointment. McGladrey & Pullen has served in this capacity since its July 2010 appointment and has become knowledgeable about Fuel Tech’s operations and accounting practices and is well qualified to act in the capacity of independent registered accountants. In making the appointment, the Audit Committee reviewed McGladrey & Pullen’s performance along with its reputation for integrity, overall competence in accounting and auditing and independence. Representatives of McGladrey & Pullen will be present at the Annual Meeting and will have the opportunity to make a statement, if they wish to do so, and be available to respond to questions.

Audit Fees

Fees for professional services provided by McGladrey & Pullen in each of the last two fiscal years by category were:

	2011($)	2010($)
Audit Fees	300,614	265,629
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
	300,614	265,629

Pre-Approval Policies and Procedures

Fuel Tech’s policy and procedure is that each engagement for an audit or non-audit service is approved in advance by the Audit Committee.

The affirmative vote of a majority of the shares voting is required for the approval of this proposal. The Board recommends a vote FOR this proposal.

Report of the Audit Committee

Management is primarily responsible for Fuel Tech’s internal controls and financial reporting. McGladrey & Pullen, the independent auditors, are responsible for performing independent audits of Fuel Tech’s consolidated financial statements and its internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board. These audits serve as the basis for McGladrey & Pullen’s opinions included in annual reports to stockholders as to whether the financial statements fairly present, in all material respects, Fuel Tech’s financial position, results of operations, and cash flows in conformity with U.S. generally accepted accounting principles, whether management’s assessment of the effectiveness of Fuel Tech’s internal control over financial reporting is fairly stated in all material respects, and whether Fuel Tech’s internal control over financial reporting was effective. The Committee is responsible for the review and oversight of these processes.

Management has represented that Fuel Tech’s 2011 financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Committee has reviewed and discussed with both management and McGladrey & Pullen the 2011 financial statements, management’s report on internal control over financial reporting and McGladrey & Pullen’s report on internal control over financial reporting. The Committee has also discussed with McGladrey & Pullen the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board.

The Committee has received the written disclosures and the letter from McGladrey & Pullen required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence, and has represented that McGladrey & Pullen is independent from Fuel Tech. The Committee has discussed with McGladrey & Pullen their independence and concluded that the provision of the services described above under the caption “Audit Fees” is compatible with maintaining their independence.

Since the restructuring of the Board’s committees into a three-committee structure described herein above, the Committee reviewed its charter and determined that no changes were required to the charter.

Based on the representations, reviews and discussions referred to above, the Committee recommended to the Board that Fuel Tech’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2011 and filed with the Securities and Exchange Commission.

By the Audit Committee:

M. Espinosa, Chairman

C.W. Grinnell, T. L. Jones and J. D. Morrow

AGENDA ITEM NO. 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), Fuel Tech is offering our stockholders the opportunity to cast an advisory vote (commonly referred to as the “say on pay” vote) on the Company’s executive compensation program for its NEOs. Although this advisory vote is nonbinding, the Board of Directors and the Compensation Committee will take into account the outcome of the vote when considering future compensation decisions for the Company’s NEOs.

As discussed in the Compensation Discussion and Analysis section of this proxy statement, we believe that the primary elements of the Company’s executive compensation programs for Fuel Tech’s NEOs are based on a pay-for-performance structure, are well-aligned with the long-term interests of the Company’s stockholders, and are designed to attract, motivate, and retain NEOs who are critical to the success of Fuel Tech. Some of the features of the Company’s executive compensation programs that illustrate the Fuel Tech’s philosophy are:

•

By design, two of the three primary elements of each NEO’s overall compensation package are at-risk and are subject to the Company’s performance. As explained in detail in the Summary of NEO Compensation portion of the Compensation Discussion and Analysis section, in fiscal 2011, NEO incentive compensation, whether short-term or long-term, was determined based on the Company’s financial, operational or sales performance, or a combination of those factors.

•

Base salary and base salary increases for Fuel Tech’s NEOs are typically in keeping with market pay data for comparable executive positions in companies from Fuel Tech’s established peer group (Also see the discussion of the use of peer groups in the Benchmarking, Consultants and Use of Peer Groups section above). Exceptional increases are limited to promotions or situations where the executive’s job performance is strong and his/her base salary is significantly under the market median.

•

Both in design and application, the formal cash-based short-term incentive programs for each of the Company’s NEOs, i.e., the EOIP or sales commission plan, as applicable, are pay-for-performance programs.

•

Our stock option awards and RSU grant awards feature graduated vesting over a multiple year period. For RSUs, the number of years in the vesting period can vary depending on the type of RSU grant involved.

•

Among other things, the pay-for-performance approach of Fuel Tech’s Executive Performance RSU Long-Term Incentive program incentivizes the Company’s senior executives to engage in activities focused on Fuel Tech’s revenue growth and the total stockholder return the Company is able to achieve for our stockholders. Fuel Tech believes that the formulaic mechanism used to determine performance achievement in those areas (relative performance of Fuel Tech against the performance of its selected peer group companies in those same performance areas) provides a meaningful way to assess Fuel Tech executive performance within the broader industry category that Fuel Tech is a part of.

Stockholders are encouraged to read the full details of Fuel Tech’s executive compensation programs as described in the Compensation Discussion and Analysis, section and the accompanying compensation tables and related narrative disclosure to properly evaluate Fuel Tech’s approach to compensating the Company’s executives.

For the reasons provided above, Fuel Tech recommends that the stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders approve, on an advisory non-binding basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis and the accompanying compensation tables and related narrative disclosure in this proxy statement.

The Board of Directors recommends that you vote FOR this proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers.

GENERAL

Section 16(a) Beneficial Ownership Reporting Compliance

Fuel Tech believes that all reports required to be filed under Section 16(a) of the Securities and Exchange Act of 1934 for the year 2011 were timely filed except for the following instances: that Form 4 filings for Mr. Ralph E. Bailey, whose term on the Board ended on May 19, 2011, due on January 4, April 4 and May 23 were filed on January 6, April 13 and May 24; and Form 4 filings for Mr. Jones due on January 4 and April 4 were filed on January 7 and April 13.

Other Business

Management knows of no other matters that may properly be, or are likely to be, brought before the Annual Meeting other than those described in this Proxy Statement.

Stockholder Proposals

Stockholder proposals intended for inclusion in the proxy statement and proxy to be mailed to all stockholders entitled to vote at the annual meeting of stockholders to be held in the year 2013 must be received in writing addressed to the Board of Directors or the Secretary of Fuel Tech at 27601 Bella Vista Parkway, Warrenville, IL 60555 on or before December 12, 2012, and, if not received by such date, may be excluded from the proxy materials.

Communicating With the Board of Directors

Any stockholder desiring to send a communication to the Board of Directors, or any individual director, may forward such communication to the Secretary to the address provided above for stockholder proposals. Under procedures fixed from time to time by the independent directors, the Secretary will collect and organize all such communications and forward them to the Board or individual director. Fuel Tech generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding Fuel Tech.

FUEL TECH, INC.

Albert G. Grigonis

Secretary

April 11, 2012

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Fuel Tech, Inc.

INTERNET

http:/ /www.proxyvoting.com/ftek

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE

1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO# 21129

FOLD AND DETACH HERE

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS, “FOR” ITEM 2 AND ITEM 3.

Please mark your votes as

indicated in this example

1. ELECTION OF DIRECTORS

FOR ALL

WITHHOLD FOR ALL

*EXCEPTIONS

Nominees:

01 Douglas G. Bailey

02 Miguel Espinosa

03 W. Grant Gregory

04 Charles W. Grinnell

05 Thomas L. Jones

06 George F. MacCormack

07 Thomas S. Shaw, Jr.; and

08 Delbert L. Williamson

2. Ratification of the appointment of McGladry & Pullen, LLP as Fuel Tech’s independent registered public accounting firm for the year 2012.

3. Proposal to approve the advisory (non-binding) resolution relating to executive compensation.

FOR

AGAINST

ABSTAIN

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exception

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Mark Here for

Address Change

or Comments

SEE REVERSE

Please sign exactly as name appears. If acting as attorney, executor, trustee or in other representative capacity, insert name and title.

Signature

Signature

Date

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Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2011 Annual Report on Form 10-K for the year ended December 31, 2011 are available at: http://bnymellon.mobular.net/bnymellon/ftek

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PROXY PROXY

Solicited by the Board of Directors

Fuel Tech, Inc.

Annual Meeting of Stockholders - May 24, 2012

The undersigned hereby appoints Douglas G. Bailey, or Albert G. Grigonis, each acting singly, with full power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated on the reverse side, all of the shares of Common Stock of Fuel Tech, Inc. (“Fuel Tech”) which the undersigned may be entitled to vote at the annual meeting of stockholders of Fuel Tech to be held at 10:00 a.m., local time, at the offices of Fuel Tech at 27601 Bella Vista Parkway, Warnenville, Illinois 60521 on Thursday, May 24, 2012, and at any adjournments or postponements of the meeting, as provided on the reverse side, and with discretionary authority as to any other matters that may properly come before the meeting, all in accordance with and as described in the notice of meeting and accompanying proxy statement. The Board of Directors recommends a vote for election as director of each of the nominees and for approval of each other agenda item, and, if no direction is given, this proxy will be voted for all nominees and for such other items.

IMPORTANT - TO BE SIGNED AND DATED ON THE REVERSE SIDE

Address Change/Comments

(Mark the corresponding box on the reverse side)

SHAREOWNER SERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

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WO# 21129